                                                                     EXHIBIT 6.1


                    DATED AS OF THE 10TH DAY OF OCTOBER, 1996
                         AMENDED EFFECTIVE JUNE 3, 1997,
               FURTHER AMENDED AND RESTATED EFFECTIVE MAY 29, 1998
              FURTHER AMENDED AND RESTATED EFFECTIVE JUNE 25, 1999
               FURTHER AMENDED AND RESTATED EFFECTIVE MAY 26, 2000
               FURTHER AMENDED AND RESTATED EFFECTIVE JUNE 6, 2001
                   FURTHER AMENDED EFFECTIVE OCTOBER 15, 2002
           AND FURTHER AMENDED AND RESTATED EFFECTIVE JANUARY 3, 2003




                                APF ENERGY TRUST



--------------------------------------------------------------------------------


                              AMENDED AND RESTATED
                                 TRUST INDENTURE


--------------------------------------------------------------------------------

                                APF ENERGY TRUST
                                 TRUST INDENTURE

Article 1 INTERPRETATION                                                                                              1
         1.1      Definitions.........................................................................................1
         1.2      Meaning of "Outstanding"............................................................................7
         1.3      Headings............................................................................................7
         1.4      Construction of Terms...............................................................................7
         1.5      References to Acts Performed by the Trust...........................................................8

Article 2 THE TRUST                                                                                                   8
         2.1      Settlement of Trust.................................................................................8
         2.2      Declaration of Trust................................................................................8
         2.3      Name................................................................................................8
         2.4      Nature of the Trust.................................................................................8
         2.5      Rights of Unitholders and Special Unitholders.......................................................9
         2.6      Liability of Unitholders and Special Unitholders....................................................9
         2.7      Contracts of the Trust..............................................................................9
         2.8      Head Office of Trust...............................................................................10

Article 3 UNITS                                                                                                      10
         3.1      Designation, Number and Ranking of Units...........................................................10
         3.2      Special Voting Units...............................................................................10
         3.3      Issue of Units and Special Voting Units............................................................11
         3.4      Units Non-Assessable...............................................................................11
         3.5      No Pre-Emptive Rights..............................................................................11
         3.6      No Fractional Units................................................................................11
         3.7      Transferability of Units...........................................................................11
         3.8      Non-Resident Unitholders...........................................................................11
         3.9      Take-Over Bids - Compulsory Acquisition............................................................12

Article 4 INVESTMENT OF THE TRUST FUND                                                                               14
         4.1      Initial Investments................................................................................14
         4.2      Subsequent Investments.............................................................................15
         4.3      Permitted Investments..............................................................................15
         4.4      Other Investment Restrictions......................................................................15

Article 5 DISTRIBUTIONS                                                                                              16
         5.1      Distributions......................................................................................16
         5.2      Change of Distribution Date and Distribution Record Date...........................................16
         5.3      Method of Paying Distributions.....................................................................16

Article 6 APPOINTMENT, RESIGNATION AND REMOVAL OF THE TRUSTEE                                                        17
         6.1      Trustee's Term of Office...........................................................................17
         6.2      Resignation of Trustee.............................................................................17
         6.3      Removal of Trustee.................................................................................17
         6.4      Appointment of Successor to Trustee................................................................17
         6.5      Failure to Appoint Successor.......................................................................18
         6.6      Qualifications of Trustee..........................................................................18

Article 7 CONCERNING THE TRUSTEE                                                                                     18
         7.1      Powers of the Trustee..............................................................................18
         7.2      Specific Powers and Authorities....................................................................19
         7.3      Banking............................................................................................22
         7.4      Standard of Care...................................................................................22
         7.5      Fees and Expenses..................................................................................22
         7.6      Limitations on Liability of Trustee................................................................22
         7.7      Indemnification of Trustee.........................................................................24
         7.8      Environmental Indemnity............................................................................25
         7.9      Apparent Authority.................................................................................26
         7.10     Notice to Unitholders of Non-Eligibility for Deferred Income Plans.................................26
         7.11     Declaration as to Beneficial Owner.................................................................27
         7.12     Conditions Precedent to Trustee's Obligation to Act................................................27
         7.13     Survival of Indemnities............................................................................27
         7.14     Trustee May Have Other Interests...................................................................27
         7.15     Documents Held by Trustee..........................................................................28

Article 8 MANAGEMENT OF THE TRUST                                                                                    28
         8.1      The Manager........................................................................................28
         8.2      Delegation to the Corporation......................................................................29
         8.3      Power of Attorney..................................................................................29
         8.4      Liability of Trustee...............................................................................29
         8.5      Performance of Obligations.........................................................................30

Article 9 AMENDMENT                                                                                                  30
         9.1      Amendment..........................................................................................30
         9.2      Notification of Amendment..........................................................................31


Article 10 MEETINGS OF UNITHOLDERS                                                                                   31
         10.1     Meetings of Unitholders............................................................................31
         10.2     Notice of Meetings.................................................................................31
         10.3     Quorum.............................................................................................31
         10.4     Voting Rights of Unitholders.......................................................................32
         10.5     Actions Requiring Ordinary Resolutions.............................................................32
         10.6     Actions Requiring Special Resolutions..............................................................32
         10.7     Meaning of "Special Resolution"....................................................................33
         10.8     Record Date for Voting.............................................................................34
         10.9     Binding Effect of Resolutions......................................................................34

                                       3

         10.10    Appointment of Inspector...........................................................................34
         10.11    Solicitation of Proxies............................................................................35
         10.12    No Breach..........................................................................................35

Article 11 CERTIFICATES; REGISTRATION AND TRANSFER OF UNITS                                                          35
         11.1     Nature of Units....................................................................................35
         11.2     Certificates.......................................................................................35
         11.3     Register of Unitholders............................................................................36
         11.4     Transfer of Units..................................................................................36
         11.5     Units Held Jointly or in a Fiduciary Capacity......................................................37
         11.6     Performance of Trust...............................................................................37
         11.7     Lost Certificates..................................................................................37
         11.8     Death of a Unitholder..............................................................................38
         11.9     Unclaimed Interest or Distribution.................................................................38
         11.10    Exchanges of Certificates..........................................................................38

Article 12 TERMINATION                                                                                               38
         12.1     Termination Date...................................................................................38
         12.2     Termination by Resolution of Unitholders...........................................................39
         12.3     Procedure Upon Termination.........................................................................39
         12.4     Powers of the Trustee upon Termination.............................................................39
         12.5     Sale of Investments................................................................................39
         12.6     Distribution of Proceeds...........................................................................39
         12.7     Further Notice to Unitholders......................................................................40
         12.8     Responsibility of Trustee after Sale and Conversion................................................40
         12.9     Termination of the Trust...........................................................................40

Article 13 SUPPLEMENTAL INDENTURES                                                                                   40
         13.1     Provision for Supplemental Indentures..............................................................40

Article 14 NOTICES TO UNITHOLDERS                                                                                    41
         14.1     Notices............................................................................................41
         14.2     Failure to Give Notice.............................................................................41
         14.3     Joint Holders......................................................................................41
         14.4     Service of Notice..................................................................................41

Article 15 AUDITORS                                                                                                  42
         15.1     Qualification of Auditors..........................................................................42
         15.2     Appointment of Auditors............................................................................42
         15.3     Change of Auditors.................................................................................42
         15.4     Reports of Auditors................................................................................42

Article 16 ACCOUNTS, RECORDS AND FINANCIAL STATEMENTS                                                                42
         16.1     Records............................................................................................42

         16.2     Quarterly Reporting to Unitholders.................................................................43
         16.3     Annual Reporting to Unitholders....................................................................43
         16.4     Information Available to Unitholders...............................................................43
         16.5     Income Tax: Obligations of the Trustee.............................................................44
         16.6     Income Tax: Designations...........................................................................44
         16.7     Income Tax: Deductions.............................................................................44
         16.8     Fiscal Year........................................................................................45

Article 17 RETRACTION OF TRUST UNITS                                                                                 45
         17.1     Right of Retraction................................................................................45
         17.2     Exercise of Retraction Right.......................................................................45
         17.3     Calculation of Redemption Price Based on Market Price..............................................45
         17.4     Cash Payment of Market Price.......................................................................46
         17.5     Limitation Regarding Cash Payment of Market Price..................................................46

Article 18 MISCELLANEOUS                                                                                             47
         18.1     Continued Listing..................................................................................47
         18.2     Successors and Assigns.............................................................................48
         18.3     Counterparts.......................................................................................48
         18.4     Severability.......................................................................................48
         18.5     Day Not a Business Day.............................................................................48
         18.6     Time of the Essence................................................................................48
         18.7     Governing Law......................................................................................48
         18.8     Notices to Trustee and Corporation.................................................................48
         18.9     References to Agreements...........................................................................50



                                    SCHEDULE

                   FORM OF CERTIFICATE IN THE ENGLISH LANGUAGE

                                 TRUST INDENTURE


     THIS TRUST INDENTURE is made as of the 10th day of October, 1996, as amended effective June 3, 1997, further amended and restated effective May 29, 1998, further amended and restated effective June 25, 1999, further amended and restated effective May 26, 2000, further amended and restated effective June 6, 2001, further amended effective October 15, 2002 and further amended and restated effective January 3, 2003

BETWEEN:

     APF ENERGY INC., a body corporate amalgamated under the laws of the Province of Alberta, with an office in the City of Calgary, in the Province of Alberta (the "Corporation")

                                       and

     COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company incorporated under the laws of Canada, with an office in the City of Calgary, in the Province of Alberta (the "Trustee")

     WHEREAS the Corporation desires to create a trust for the purpose of providing income from energy-related assets on a periodic basis to the beneficiaries of the trust;

     WHEREAS the Trustee is prepared to act as the trustee of such trust on the terms and conditions set forth in this Indenture; and

     WHEREAS the Corporation has paid to the Trustee the amount of one hundred dollars for the purpose of settling such trust;

     NOW THEREFORE in consideration of the premises and the mutual agreements contained herein, the Corporation and the Trustee agree as follows:


                                    ARTICLE 1
                                 INTERPRETATION

1.1  DEFINITIONS

     In this Indenture and in the Certificates, unless the context otherwise requires, the following terms have the following meanings:

     (a) "Affiliate" shall be interpreted in accordance with the Securities Act (Alberta), as amended from time to time;

     (b) "APF Royalty Agreement" means the royalty agreement entered into between the Trustee, as trustee for and on behalf of the Trust, and the Corporation on December 17, 1996, as amended, providing for the acquisition by the Trust of a royalty in the Properties of the Corporation;

     (c) "ARC" means royalty tax credit as defined in the Alberta Corporate Tax Act and the Alberta royalty credit as provided in the Alberta Income Tax Act;

     (d) "Associate" shall be interpreted in accordance with the Securities Act (Alberta), as amended from time to time;

     (e) "Auditors" means the firm of chartered accountants appointed as auditors of the Trust by or in accordance with Article 15;

     (f) "Business Day" means any day other than a Saturday, Sunday, or other day on which banks are required to be closed in Calgary, Alberta;

     (g)  "Certificate" means a certificate evidencing one or more Units;

     (h)  "Corporation" means APF Energy Inc., its successors and assigns;

     (i) "Counsel" means a law firm (which may be counsel to the Corporation) reasonably acceptable to the Trustee;

     (j) "Deferred Purchase Obligation" has the meaning attributed thereto in the APF Royalty Agreement and the Partnership Royalty Agreement;

     (k) "Distribution Date" means a date on which the Trustee is required to make a distribution of Distributable Income, which date shall be 15 days following the Record Date to which the distribution relates or, if such day is not a Business Day, the next Business Day;

     (l) "Distributable Income" means, in respect of the Month preceding the month in which the Record Date for a particular distribution occurs (or such longer period ending on the Record Date prior to the first Distribution Date of the Trust), the sum of:

          (i)   all amounts received by the Trust in respect of the Royalty;

          (ii) all amounts received by the Trust on account of Subsequent Investments;

          (iii) all ARC received by the Trust; and

          (iv) all other income received by the Trust from investment of the Trust Fund;

          less the sum of:

          (v) all amounts payable by the Trust on account of Crown royalties and other Crown charges;

          (vi)  all Trust Expenses; and

          (vii) any other amounts (including taxes) required by law or hereunder to be deducted, withheld or paid by or in respect of the Trust;

          provided that any interest income included in Distributable Income shall be included on an accrual basis and shall accrue from day to day and dividends shall be included when received;

     (m) "Distribution Month" means a calendar month in which a distribution of Distributable Income is made;

     (n) "Income Tax Act" means the Income Tax Act (Canada) and the Income Tax Regulations and the Income Tax Application Rules applicable with respect thereto, all as amended from time to time;

     (o) "Issue Expenses" means all expenses of an Offering payable by the Trust including legal fees, accounting fees and printing expenses and all other fees and expenses which may be described, whether generally or specifically, in any Offering Document relating to the particular Offering, but excluding Underwriters' Fees;

     (p) "Manager" means the manager or administrator of the Trust and its investments appointed from time to time and, on the date hereof, means APF Energy Inc., its successors and permitted assigns;

     (q) "Material Contracts" means the APF Royalty Agreement, the Partnership Royalty Agreement, the Trust Management Agreement, and the Unanimous Shareholder Agreement, each as amended or replaced from time to time, and any Underwriting Agreement or agreement relating to the acquisition of a Subsequent Investment;

     (r) "Month" means a period commencing at 8:00 a.m. Calgary time on the first day of a calendar month and ending at 8:00 a.m. Calgary time on the first day of the following calendar month;

     (s) "Net Proceeds" means the proceeds of an Offering after deduction of Underwriters' Fees and Issue Expenses;

     (t) "Offering" means any issuance or offering of Units or any rights, warrants, debt obligations or other securities to purchase, to convert into or exchange into Units on a public or private basis in Canada or elsewhere;

     (u) "Offering Document" means any one or more of a prospectus, information memorandum, private placement memorandum and similar public or private offering document, or any understanding, commitment or agreement to issue or offer Units;

     (v) "Ordinary Resolution" means a resolution approved at a meeting of Unitholders and Special Unitholders by more than 50% of the votes cast in respect of the resolution by or on behalf of Unitholders and Special Unitholders present in person or represented by proxy at the meeting or approved in writing by the holders of Units and holders of votes attached to Special Voting Units which, in aggregate, carry not less than 50% of the votes entitled to be voted on such resolution;

     (w) "Outstanding", in relation to Units, has the meaning attributed thereto in Section 1.2;

     (x) "Partnership Royalty Agreement" means the royalty agreement entered into between the Trustee, as Trustee for and on behalf of the trust, and 990009 Alberta Inc., as general partner of APF Energy Limited Partnership on May 30, 2002, providing for the acquisition by the Trust of a royalty on the Properties of APF Energy Limited Partnership.

     (y) "Permitted Investments" means: (i) obligations issued or guaranteed by the government of Canada or any province of Canada or any agency or instrumentality thereof; (ii) term deposits, guaranteed investment certificates, certificates of deposit or bankers' acceptances of or guaranteed by any Canadian chartered bank or other financial institution (including the Trustee and any Affiliate of the Trustee) the short-term debt or deposits of which have been rated at least A or the equivalent by Standard & Poor's Corporation, Moody's Investors Service, Inc., or Dominion Bond Rating Service Limited; and (iii) commercial paper rated at least A or the equivalent by Canadian Bond Rating Service Inc. or Dominion Bond Rating Service Limited, in each case maturing within 180 days after the date of acquisition; provided that an investment of the type referred to in Section 4.4 shall not be a Permitted Investment;

     (z) "Person" means an individual, corporation, company, partnership, association or trust

     (aa) "Pro Rata Share" of any particular amount in respect of a Unitholder at any time shall be the product obtained by multiplying the particular amount by the number obtained when the number of Units that are owned by that Unitholder at that time is divided by the total number of Units Outstanding at that time;

     (bb) "Properties" means Canadian resource properties as defined in the Income Tax Act;

     (cc) "Quarter" means a period of three consecutive calendar months ending March 31, June 30, September 30 or December 31;

     (dd) "Record Date" means the last day of the calendar month following a Distribution Month;

     (ee) "Registered Plans" means Registered Retirement Savings Plans, Registered Retirement Income Funds, Deferred Profit Sharing Plans and Registered Education Savings Plans;

     (ff) "Reserve" means a reserve: (i) to fund the payment of the Deferred Purchase Obligation payable with respect to additional properties acquired by the Corporation or APF Energy Limited Partnership; or (ii) to be used for any reasonable investment purpose of the Trust;

     (gg) "Royalty" means the royalty described in the APF Royalty Agreement and the Partnership Royalty Agreement;

     (hh) "Royalty Agreement" means the APF Royalty Agreement and the Partnership Royalty Agreement;

     (ii) "Settled Amount" means the amount of one hundred dollars paid by the Corporation to the Trustee for the purpose of settling the Trust;

     (jj) "Special Resolution" has the meaning set forth in Section 10.7;

     (kk) "Special Unitholders" means the holders from time to time of one or more Special Voting Units;

     (ll) "Special Voting Units" means a special voting unit of the Trust, created and issued hereunder and subject to the limitations set forth in Section 3.2;

     (mm) "Subsequent Investment" has the meaning set forth in Section 4.2;

     (nn) "Transfer Agent" means the transfer agent and registrar for the Units together with any sub-transfer agent duly appointed by the transfer agent;

     (oo) "Trust" means the trust created pursuant to this Indenture;

     (pp) "Trust Expenses" means all fees payable to and expenses incurred by the Trustee, the Manager or any third party, in each case for the account of the Trust, in connection with this Indenture, the establishment and ongoing management of the Trust and the ongoing administration of the Units, including those amounts payable to the Trustee under Sections 7.5, 7.7 and 7.8, all amounts payable by the Trust under the management agreements or administrator agreements of the Trust, fees and charges of the Trust related to Subsequent Investments and amounts, as designated by a manager or administrator of the Trust, which the Trust has borrowed and has elected to or become obligated to pay, together with interest thereon;

     (qq) "Trust Fund", at any time, means such of the following assets as are at such time held by the Trustee for the purposes of the Trust under this Indenture:

          (i)    the Settled Amount;

          (ii)   all funds realized from the issuance of Units;

          (iii) any Permitted Investments in which funds may from time to time be invested;

          (iv)   the Royalty;

          (v)    any Subsequent Investment;

          (vi) any investment in securities of a subsidiary of the Trust or in energy-related assets or the securities of entities holding such assets;

          (vii)  the proceeds of disposition of any of the foregoing assets;

          (viii) all income, interest, profit, gains and accretions and additional assets, rights and benefits of any kind or nature whatsoever arising directly or indirectly from or in connection with or accruing to such assets; and

          (ix)   the Reserve;

     (rr) "Trust Management Agreement" means the management agreement entered into among the Trustee, as trustee for and on behalf of the Trust, and APF Energy Management Inc. on December 17, 1996;

     (ss) "Trustee" means Computershare Trust Company of Canada in its capacity as trustee of the Trust or its successor or successors for the time being as trustee;

     (tt) "Underwriters' Fees" means the amount designated as underwriters' fees in an Underwriting Agreement;

     (uu) "Underwriting Agreement" means any underwriting, agency or similar agreement entered into by the Trust and investment dealers and such other Persons, including the Manager, as may be party thereto, relating to an Offering;

     (vv) "Unit" means a unit of the Trust created and issued hereunder and for the time being Outstanding and entitled to the benefits hereof and, for greater certainty, does not include a Special Voting Unit;

     (ww) "Unitholders" means the holders from time to time of one or more Units and, for greater certainty, does not include the holders from time to time of one or more Special Voting Units;

     (xx) "Year" means, initially, the period commencing on the date hereof and ending on December 31, 1996, and thereafter means a calendar year.


1.2  MEANING OF "OUTSTANDING"

     Every Unit created and issued hereunder shall be deemed to be Outstanding until it shall be cancelled or delivered to the Trustee for cancellation pursuant hereto, provided that:

     (a) when a new Certificate has been issued in substitution for a Certificate which has been lost, stolen, destroyed or mutilated, only the Units represented by the new Certificate shall be counted for the purpose of determining the number of Units Outstanding; and

     (b) for the purpose of any provision of this Indenture or any Material Contract entitling holders of Outstanding Units to vote, sign consents, requisitions or other instruments or take any other action under this Indenture or any Material Contract, Units owned directly or indirectly, legally or equitably, by the Manager or any Affiliate thereof shall be disregarded, except that for the purpose of determining whether the Trustee shall be protected in relying on any such vote, consent, requisition or other instrument or action, only the Units which the Trustee knows are so owned shall be so disregarded.


1.3  HEADINGS

     The division of this Indenture into Articles and Sections, the provision of a table of contents, and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Indenture.

1.4  CONSTRUCTION OF TERMS

     In this Indenture, words importing the singular number include the plural and vice versa; words importing gender include the masculine, feminine and neuter genders; references to dollar amounts refer to such amounts in Canadian currency; references to "this Indenture",

"hereto", "herein", "hereof", "hereby", "hereunder" and similar expressions refer to this Trust Indenture, and not to any particular Article, Section or other portion hereof, and include any and every instrument supplemental or ancillary hereto or in implementation hereof; and the expressions "Article" and "Section" followed by a number, letter, or combination of numbers and letters refer to the specified Article or Section of this Indenture.

1.5  REFERENCES TO ACTS PERFORMED BY THE TRUST

     Any reference in this Indenture to an act to be performed by the Trust shall be construed and applied for all purposes as if it referred to an act to be performed by the Trustee on behalf of the Trust or, to the extent applicable, by the Manager on behalf of the Trust.


                                    ARTICLE 2
                                    THE TRUST

2.1  SETTLEMENT OF TRUST

     The Corporation hereby confirms that it has paid the Settled Amount to the Trustee for the purpose of settling the Trust, and the Trustee confirms that it has received the Settled Amount from the Corporation.

2.2  DECLARATION OF TRUST

     The Trustee hereby agrees and declares that it holds the Settled Amount and shall hold the Trust Fund in trust for the use and benefit of the Unitholders upon the trusts and subject to the terms and conditions set forth in this Indenture.

2.3  NAME

     The name of the Trust shall be "APF Energy Trust" and, whenever lawful and convenient, the affairs of the Trust shall be conducted and transacted under that name. If the Trustee determines that the use of the name "APF Energy Trust" is not practicable, legal or convenient, the Trustee may use such other designation or may adopt such other name for the Trust as it deems appropriate, and thereafter the Trust may conduct its activities under such other designation or name.

2.4  NATURE OF THE TRUST

     The Trust is an open-end unincorporated investment trust initially established for the purpose of purchasing and holding the Royalty. The only undertaking of the Trust is and will be investing the funds of the Trust in the Royalty, Permitted Investments and Subsequent Investments. The Trust is not, is not intended to be, shall not be deemed to be, and shall not be treated as a general partnership, limited partnership, syndicate, association, joint venture, company, corporation or joint stock company, nor shall the Trustee, the Unitholders or the Special Unitholders or any of them or any person be, or be deemed to be, treated in any way whatsoever as, or liable or responsible hereunder as, partners or joint venturers. The Trustee shall not be, or be deemed to be, an agent of the Unitholders or the Special Unitholders. The relationship of the Unitholders and the Special Unitholders to the Trustee shall be solely that of beneficiaries of the Trust (with respect to Unitholders) and their rights shall be limited to those conferred upon them by this Indenture.

2.5  RIGHTS OF UNITHOLDERS AND SPECIAL UNITHOLDERS

     No Unitholder, Special Unitholder or Unitholders or Special Unitholders shall be entitled to interfere with or give any direction to the Trustee or the Manager with respect to the affairs of the Trust or in connection with the exercise of any powers or authorities conferred upon the Trustee or the Manager under this Indenture or the Trust Management Agreement. The legal ownership of the assets of the Trust and the right to conduct the affairs of the Trust (subject to the limitations contained herein) are vested exclusively in the Trustee, and the Unitholders and Special Unitholders shall have no interest therein and shall have no right to compel or call for any partition, division, dividend or distribution of the Trust Fund or any of the assets of the Trust. The Units and Special Voting Units shall be personal property and shall confer upon the holders thereof only the interest and rights specifically set forth in this Indenture. No Unitholder or Special Unitholder has or is deemed to have any right of ownership in any of the assets of the Trust.

2.6  LIABILITY OF UNITHOLDERS AND SPECIAL UNITHOLDERS

     No Unitholder or Special Unitholder shall incur or be subject to any liability in contract or in tort or of any other kind to any Person in connection with the Trust Fund or the obligations or the affairs of the Trust or with respect to any act performed by the Trustee or by any other Person pursuant to this Indenture or with respect to any act or omission of the Trustee or any other Person in the performance or exercise, or purported performance or exercise, of any obligation, power, discretion or authority conferred upon the Trustee or such other Person hereunder or with respect to any transaction entered into by the Trustee or by any other Person pursuant to this Indenture, and no Unitholder or Special Unitholder shall be liable to indemnify the Trustee or any other Person with respect to any such liability or liabilities incurred by the Trustee or by any such other Person or Persons or with respect to any taxes payable by the Trust or by the Trustee or any other Person on behalf of or in connection with the Trust; provided, however, to the extent that, notwithstanding the foregoing, any Unitholders or Special Unitholders are held by a court of competent jurisdiction to be subject to any such liability, such liability shall be enforceable only against, and shall be satisfied only out of, the Trust Fund.

2.7  CONTRACTS OF THE TRUST

     No contract entered into by or on behalf of the Trust shall operate to impose personal liability on the Trustee, the Manager or any other manager of the Trust, or any Unitholder or Special Unitholder and every contract entered into by or on behalf of the Trust, whether by the Trustee, the Manager or otherwise, shall (except as the Trustee or the Manager may otherwise expressly agree in writing with respect to their own personal liability) include a provision substantially to the following effect:

          The parties hereto acknowledge that the [Trustee] [Manager] is entering into this agreement solely [in its capacity as Trustee] on behalf of the Trust and the obligations of the Trust hereunder shall not be personally binding upon the [Manager,] [the Trustee] or any of the Unitholders or Special Unitholders of the Trust and that any recourse against the Trust [, the Trustee] [, the Manager] or any Unitholder or Special Unitholder in any manner in respect of any indebtedness, obligation or liability of the Trust arising hereunder or arising in connection herewith or from the matters to which this agreement relates, if any, including without limitation claims based on negligence, tortious behaviour or otherwise, shall be limited to, and satisfied only out of, the Trust Fund as defined in the Trust Indenture dated as of October 10, 1996, as amended and restated.

     The omission of such a provision from any such written instrument shall not operate to impose personal liability on the Trustee, the Manager or any other manager of the Trust, or any Unitholder or Special Unitholder.

2.8  HEAD OFFICE OF TRUST

     The head office of the Trust shall be located at 2100, 144 - 4th Avenue S.W., Calgary, Alberta, T2P 3N4, or at such other place as the Trustee may from time to time designate.


                                    ARTICLE 3
                                      UNITS


3.1  DESIGNATION, NUMBER AND RANKING OF UNITS

     (a) The beneficial interests in the Trust shall be divided into interests of one class, described and designated as Units, which shall be entitled to the rights and subject to the limitations, restrictions and conditions set out herein. The aggregate number of Units which may be authorized and issued hereunder is limited to 500,000,000.

     (b) Each Unit represents an equal fractional undivided beneficial interest in the Trust. All Units Outstanding from time to time shall be entitled to equal shares in any distributions by the Trust and, in the event of termination of the Trust, in the net assets of the Trust. All Units shall rank among themselves equally and ratably without discrimination, preference or priority whatever may be the actual date or terms of issue thereof.

3.2  SPECIAL VOTING UNITS

     In addition to Units, there may be issued Special Voting Units entitling the holders thereof to such number of votes at meetings of the Unitholders as may be prescribed by the board of directors of the Corporation in the resolution authorizing the issuance of such Special Voting Units. Except for the right to vote at meetings of the Unitholders, the Special Voting Units shall not confer upon the holders thereof any other rights; and for greater certainty, the holders of Special Voting Units shall not be entitled to any distributions of any nature whatsoever from the Trust or have any beneficial interest in any assets of the Trust on termination or winding-up of the Trust. The aggregate number of Special Voting Units which are authorized and may be issued hereunder is unlimited.

3.3  ISSUE OF UNITS AND SPECIAL VOTING UNITS

     Units and Special Voting Units, including rights, warrants or other securities to purchase, to convert into or exchange into Units and Special Voting Units, may be created, issued, sold and delivered pursuant to Offering Documents or otherwise on terms and conditions and at such time or times as the Corporation may determine.

3.4  UNITS NON-ASSESSABLE

     Units shall be issued only when fully paid and the Unitholders shall not thereafter be required to make any further contribution to the Trust with respect to such Units; provided that Units to be issued under an Offering may be issued for a consideration payable in installments, such Units to be represented by installment receipts until final payment for the Unit has been made, and the Trust may take security over such Units and require that the Certificates for such Units be held by a security agent until final payment for such Units has been made.

3.5  NO PRE-EMPTIVE RIGHTS

     No Person shall be entitled, as a matter of right, to subscribe for or purchase any Unit or Special Voting Unit. There are no pre-emptive rights attaching to the Units or Special Voting Units.

3.6  NO FRACTIONAL UNITS

     Fractions of Units shall not be issued, except as expressly provided in a distribution reinvestment plan of the Trust, as such a plan may be authorized by the Corporation on behalf of the Trust, from time to time.

3.7  TRANSFERABILITY OF UNITS

     The Units are transferable.

3.8  NON-RESIDENT UNITHOLDERS

     At no time may more than one-half of the Outstanding Units be held by non-residents of Canada ("non-residents") within the meaning of the Income Tax Act. If at any time the Trustee becomes aware, as a result of requiring declarations as to beneficial ownership under

Section 7.11 or otherwise, that the beneficial owners of 49% of the Units then Outstanding are or may be non-residents or that such a situation is imminent, the Trustee may make a public announcement thereof and shall not accept a subscription for Units from or issue or register a transfer of Units to a Person unless the Person provides a declaration pursuant to Section 7.11 that the Person is not a non-resident. If, notwithstanding the foregoing, the Trustee determines that a majority of the Units are held by non-residents, the Trustee may send a notice to non-resident holders of Units, chosen in inverse order to the order of acquisition or registration or in such other manner as the Trustee may consider equitable and practicable, requiring them to sell their Units or a specified portion thereof within a specified period of not less than 60 days. If the Unitholders receiving such notice have not within such period sold the specified number of Units or provided the Trustee with satisfactory evidence that they are not non-residents, the Trustee may on behalf of such Unitholders sell such Units and, in the interim, shall suspend the voting and distribution rights attached to such Units. Any sale shall be made on any stock exchange on which the Units are then listed and, upon such sale, the affected holders shall cease to be holders of Units and their rights shall be limited to receiving the net proceeds of sale upon surrender of the Certificates representing such Units.

3.9  TAKE-OVER BIDS - COMPULSORY ACQUISITION

     (a)  In this Section:

          (i) "dissenting offeree" means an offeree who does not accept a take-over bid and a Person who acquires from an offeree a Unit for which a take-over bid is made;

          (ii) "offer" includes an invitation to make an offer;

          (iii) "offeree" means a Person to whom a take-over bid is made;

          (iv) "offeror" means a Person, other than an agent, who makes a take-over bid, and includes 2 or more Persons who, directly or indirectly:

               A.   make take-over bids jointly or in concert; or

               B. intend to exercise jointly or in concert voting rights attached to Units for which a take-over bid is made; and

          (v) "take-over bid" means an offer made by an offeror to Unitholders to acquire all of the Units not already owned by the offeror.

     (b) (i) A take-over bid is deemed to be dated as of the date on which it is sent.

          (ii) If within the time limited in a take-over bid for its acceptance or within 120 days after the date of a take-over bid, whichever period is the shorter, the bid is accepted by the holders of not less than 90% of the Units, other than Units held at the date of the take-over bid by or on behalf of the offeror or an Affiliate or Associate of the offeror, the offeror is entitled, on the bid being so accepted and on complying with this Section 3.9, to acquire the Units held by the dissenting offerees.

     (c) (i) An offeror may acquire Units held by a dissenting offeree by sending by registered mail within 60 days after the date of termination of the take-over bid and in any event within 180 days after the date of the take-over bid, an offeror's notice to each dissenting offeree stating that:

               A. offerees holding more than 90% of the Units to which the bid relates have accepted the take-over bid;

               B. the offeror is bound to take up and pay for or has taken up and paid for the Units of the offerees who accepted the take-over bid;

               C. a dissenting offeree is required to transfer his Units to the offeror on the terms on which the offeror acquired the Units of the offerees who accepted the take-over bid within 30 days after the date of the sending of the offeror's notice; and

               D. a dissenting offeree shall send his unit Certificates to the Trust within 20 days after he receives the offeror's notice.

          (ii) Concurrently with sending the offeror's notice under Section 3.9(c)(i), the offeror shall send or deliver to the Trust and the Corporation a copy of the said notice.

     (d) A dissenting offeree to whom an offeror's notice is sent under Section 3.9(c)(i) shall, within 20 days after he receives that notice, send his unit Certificates to the Trust.

     (e)  Within 20 days after the offeror sends an offeror's notice under
          Section 3.9(c)(i), the offeror shall pay or transfer to the Trust the amount of money or other consideration that the offeror would have had to pay or transfer to a dissenting offeree if the dissenting offeree had elected to accept the take-over bid in the first instance.

     (f) (i) The Trust is deemed to hold in trust for the dissenting offerees the money or other consideration it receives under Section 3.9(e), and the Trust shall deposit the money in a separate account in a bank or other body corporate (which may include the Trustee or any Affiliate of the Trustee) any of whose deposits are insured by the Canada Deposit Insurance Corporation or guaranteed by the Quebec Deposit Insurance Board, and shall place the other consideration in the custody of such bank or such other body corporate.

          (ii) Within 30 days after the offeror sends an offeror's notice under
               Section 3.9(c)(i), the Trust shall, if the offeror has paid or transferred to the Trust the money or other consideration referred to in Section 3.9(e):

               A. issue to the offeror a unit Certificate in respect of the Units that were held by dissenting offerees;

               B. cause the Transfer Agent to enter the offeror on the register of Unitholders as the holder of such Units and to remove the dissenting offeree from the register of Unitholders as the holder of such Units;

               C. give to each dissenting offeree who sends or delivers his unit Certificates as required under Section 3.9(d), the money or other consideration to which he is entitled, disregarding fractional Units, which may be paid for in money and the sending of such cheque or other consideration shall satisfy and discharge the Trust's obligation and liability therefor, provided that if such cheque is not received by a dissenting offeree, or is lost or destroyed, the Trustee (upon being furnished with reasonable evidence of such non-receipt, loss or destruction and indemnity reasonably satisfactory to it and provided such cheque has not been presented for payment) shall issue or cause to be issued to such dissenting offeree a replacement cheque in the same amount; and

               D. send to each dissenting Unitholder who has not sent his unit Certificates as required under Section 3.9(d) a notice stating that:

                    I.   his Units have been transferred to the offeror;

                    II. the Trust or some designated person holds in trust for him the money or other consideration to which he is entitled as payment for or in exchange for his Units; and

                    III. the Trust will send that money or other consideration to him forthwith after receiving his Certificates.


                                    ARTICLE 4
                          INVESTMENT OF THE TRUST FUND


4.1  INITIAL INVESTMENTS

     As its initial investment, the Trust acquired the Royalty, on the terms and conditions set forth in the APF Royalty Agreement, for the consideration specified therein.

4.2  SUBSEQUENT INVESTMENTS

     Any funds within the Trust Fund, including any Net Proceeds of Offerings and any funds borrowed by the Trust, shall be used by the Trust to satisfy the Deferred Purchase Obligation, and may be used to:

     (a)  acquire other royalties in respect of Properties;

     (b) satisfy the indebtedness and liability of the Trust to any lender (whether as borrower, guarantor or otherwise);

     (c) acquire or invest in: securities of any subsidiary or other entity owned directly or indirectly by the Trust or the Manager, and specifically, all shares of APF Energy Management Inc. on January 3, 2003; energy-related assets or properties, including securities of energy marketing companies; petroleum and natural gas related facilities; and securities of oil and natural gas entities; and

     (d) subject to compliance with Section 4.4, make loan advances to the Corporation or any other entity owned, directly or indirectly by the Trust;

(the above, together with investments of the Reserve collectively referred to as "Subsequent Investments") and to pay costs, fees and expenses associated therewith or incidental thereto.

4.3  PERMITTED INVESTMENTS

     Any funds within the Trust Fund that are not required or permitted to be invested as provided in Section 4.1 or 4.2 shall be used by the Trust only to acquire Permitted Investments in accordance with the written directions of the Manager or, in the absence of such written directions, shall be deposited or maintained as permitted by Sections 7.2(b) and 7.2(b.1).

4.4  OTHER INVESTMENT RESTRICTIONS

     Without in any manner qualifying or limiting the restrictions imposed by Sections 4.2 and 4.3, under no circumstances shall the Trust acquire any investment which: (a) is defined as "foreign property" under any provision of the Income Tax Act; (b) is a "small business security" as defined as in the Income Tax Act; or (c) would result in the Trust not being considered either a "unit trust" or a "mutual fund trust" for purposes of the Income Tax Act at the time such investment was acquired.

                                    ARTICLE 5
                                  DISTRIBUTIONS


5.1  DISTRIBUTIONS

     Subject to Section 5.2, within six Business Days after each Record Date the Manager shall determine the Distributable Income of the Trust for the Month preceding the month in which such Record Date occurs. The Manager shall pay such amount and provide a written statement in respect thereof to the Trustee, who shall distribute all such Distributable Income or such portion thereof as is reasonably determined by the Manager, taking into account the Reserve to be maintained in the Trust, on the next Distribution Date in accordance with the Pro Rata Share of each Unitholder on that Record Date (provided that the Trustee may deduct or withhold from any Unitholder's distributions amounts required by law or amounts payable to the Trustee pursuant to Section 7.5 that have not been received by the Trustee within the time specified in Section 7.5). The determination of Distributable Income may be based on estimates to the extent actual information is not available. Each Unitholder shall have the right to enforce the payment of its share of Distributable Income on any Distribution Date.

5.2  CHANGE OF DISTRIBUTION DATE AND DISTRIBUTION RECORD DATE

     The Trustee may change the Distribution Date or any of them at any time on the recommendation of the Manager, subject to having given the Unitholders not less than 60 days' prior written notice, and may change the Record Date or any of them at any time on the recommendation of the Manager upon compliance with any requirements of applicable law or the rules of any stock exchange.

5.3  METHOD OF PAYING DISTRIBUTIONS

     All distributions shall be calculated and paid in Canadian currency. A distribution in respect of a Unit shall be paid by cheque to the order of the Person in whose name the Unit is registered and mailed by ordinary mail, postage prepaid, to such Person at his address appearing on the register of Unitholders on the applicable Record Date. The forwarding of such cheque shall satisfy and discharge the liability for a distribution to the extent of the sums represented thereby (plus the amount of any tax deducted) unless such cheque shall not be paid on presentation; provided that if such cheque is not received by the registered Unitholder, or is lost or destroyed, the Trust (upon being furnished with reasonable evidence of such non-receipt, loss or destruction and indemnity reasonably satisfactory to it and provided such cheque has not been presented for payment) shall issue or cause to be issued to such registered Unitholder a replacement cheque in the same amount.

                                    ARTICLE 6
                            APPOINTMENT, RESIGNATION
                           AND REMOVAL OF THE TRUSTEE


6.1  TRUSTEE'S TERM OF OFFICE

     Subject to Sections 6.2 and 6.3, Computershare Trust Company of Canada is hereby appointed as trustee under this Indenture for an initial term of office which shall expire at the conclusion of the third annual meeting of Unitholders. A decision to reappoint, or to appoint a successor to, the Trustee shall be made at the second annual meeting of Unitholders and thereafter at each annual meeting of Unitholders following the meeting at which any reappointment or appointment is made. Any such reappointment or appointment shall be made either by an Ordinary Resolution at such meeting of Unitholders or in the manner set out in Section 6.4. Notwithstanding the foregoing, if the Trustee is not reappointed at the meeting of Unitholders held immediately before the term of office of the Trustee expires and if no successor to the Trustee is appointed at that meeting, the Trustee shall continue to hold the office of trustee under this Indenture until a successor has been appointed under Section 6.4.

6.2  RESIGNATION OF TRUSTEE

     The Trustee may resign from the office of trustee hereunder on giving not less than 60 days' notice in writing to the Corporation and the Manager, but no such resignation shall be effective until: (i) a new trustee has been appointed in the place of the Trustee in the manner set out in Section 6.4; and (ii) the new trustee has accepted such appointment and has legally and validly assumed all obligations of the Trustee related hereto.

6.3  REMOVAL OF TRUSTEE

     The Trustee shall be removed by notice in writing delivered by the Corporation to the Trustee in the event that, at any time, the Trustee shall no longer satisfy all of the requirements of Section 6.6 or shall be declared bankrupt or insolvent or shall enter into liquidation, whether compulsory or voluntary, and not being merely a voluntary liquidation for the purposes of amalgamation or reconstruction, or if the assets of the Trustee shall otherwise become liable to seizure or confiscation by any public or governmental authority, or if the Trustee shall otherwise become incapable of performing or shall fail in any material respect to perform its responsibilities under this Indenture, or as a result of a material increase in the fees charged by the Trustee. No notice to remove the Trustee under this Section 6.3 shall become effective until: (i) the removal of the Trustee has been approved by a Special Resolution at a meeting of Unitholders duly called for that purpose; (ii) a new trustee has been appointed in the place of the Trustee in the manner set out in
Section 6.4; and (iii) the new trustee has accepted such appointment and has legally and validly assumed all obligations of the Trustee related hereto.

6.4  APPOINTMENT OF SUCCESSOR TO TRUSTEE

     A successor to a Trustee which has been removed under Section 6.3 or which has given notice of resignation under Section 6.2 shall be appointed by an Ordinary Resolution passed at a meeting of Unitholders duly called for that purpose, provided the successor meets the requirements of Section 6.6. Subject to Section 6.6, the Corporation may appoint a successor to any Trustee which has been removed under Section 6.3, which has given a notice of resignation under Section 6.2, or which has not been reappointed under Section 6.1, if the Unitholders fail to do so at the relevant meeting. No appointment of any successor trustee shall be effective until such successor trustee shall have complied with the provisions of Section 6.2(ii).

6.5  FAILURE TO APPOINT SUCCESSOR

     In the event that no successor to a Trustee which has delivered a notice of resignation in accordance with Section 6.2 or which has received notice of removal in accordance with Section 6.3 has accepted an appointment within 60 days after the receipt by the Corporation of the notice of resignation or 60 days after the receipt by the Trustee of the notice of removal, the Trustee, the Corporation or any Unitholder may apply to a court of competent jurisdiction for the appointment of a successor to the Trustee. The appointment of such successor by such court shall not require the approval of Unitholders.

6.6  QUALIFICATIONS OF TRUSTEE

     The Trustee and any successor to the Trustee or any new trustee appointed under this Article 6 shall be a corporation incorporated under the laws of Canada or a province thereof and shall be a resident of Canada for the purposes of the Income Tax Act. Such corporation must at all times when it is the Trustee be registered under the laws of the Province of Alberta to carry on the business of a trust corporation and must have undertaken in writing to discharge all of the obligations and responsibilities of the Trustee under this Indenture. With the exception of the initial Trustee, the Trustee shall be a corporation which has reported in its audited consolidated financial statements for its most recent completed fiscal year shareholders' equity of at least $100 million or an Affiliate of such a corporation, provided that all of the obligations of such Affiliate are unconditionally guaranteed by such a corporation.


                                    ARTICLE 7
                             CONCERNING THE TRUSTEE


7.1  POWERS OF THE TRUSTEE

     (a) Subject to the terms and conditions of this Indenture and any contracts or obligations of the Trust or of the Trustee in respect of the Trust, the Trustee may exercise from time to time in respect of the Trust Fund any and all rights, powers and privileges that could be exercised by a beneficial owner thereof, except as specifically designated in Section 7.1(b).

     (b) The Corporation may exercise from time to time any and all rights, powers and privileges in relation to all matters relating to the maximization of Unitholder value in the context of a response to an offer for Units or for all or substantially all of the assets of the Trust, or of any subsidiary of the Trust (an "Offer") including: (i) consideration on behalf of Unitholders and recommendations to Unitholders in response to any Offer; (ii) any regulatory or court action in respect of any matters related to any Offer; (iii) any defensive action either prior to or during the course of any Offer; (iv) the preparation of any "Directors' Circular" in response to any Offer; (v) subject to the terms thereof, amendment or waiver of any Unitholder rights plan or other action with respect thereto prior to or during the course of any Offer; and (vi) the carriage of any and all matters related to, or ancillary to, any Offer; and the Corporation accepts such responsibility and agrees that, in respect of such matters, it shall carry out its functions honestly, in good faith and in the best interest of the Trust and the Unitholders and, in connection therewith, shall exercise that degree of care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. The Corporation may, and if directed by the Corporation in writing, the Trustee shall, execute any agreements on behalf of the Trust as the Corporation shall have authorized within the scope of the exercise of any such rights, powers or privileges.

7.2  SPECIFIC POWERS AND AUTHORITIES

     Subject only to the express provisions contained in this Indenture, the Material Contracts, and any other contracts or obligations of the Trust or of the Trustee in respect of the Trust, and in addition to any other powers and authorities conferred by this Indenture or which the Trustee may have by virtue of any present or future statute or rule of law, the Trustee, without any action or consent by the Unitholders, shall have the following powers and authorities which may be exercised by it from time to time in its sole judgment and discretion and in such manner and upon such terms and conditions as it may from time to time deem proper, provided that the exercise of such powers and authorities does not adversely affect the status of the Trust as a "unit trust" and a "mutual fund trust" for the purposes of the Income Tax Act:

     (a) to enter into, perform and enforce the Material Contracts of the Trust;

     (b) to deposit funds of the Trust in interest-bearing accounts in banks or trust companies, including the Trustee or an Affiliate of the Trustee, whose short term obligations constitute Permitted Investments, the same to be subject to withdrawal on such terms and in such manner and by such Person or Persons (including any one or more officers, agents or representatives) as the Trustee may determine;

     (b.1) to maintain in the Trust out of Distributable Income on any Distribution Date an amount on account of the Reserve, as such amount has been estimated by the Manager to be reasonably necessary;

     (c) to possess and exercise all the rights, powers and privileges pertaining to the ownership of all or any part of the assets of the Trust, to the same extent that an individual might, unless otherwise limited herein, and, without limiting the generality of the foregoing, to vote or give any consent, request or notice, or waive any notice, either in person or by proxy or power of attorney, with or without power of substitution, to one or more Persons, which proxies and powers of attorney may be for meetings or action generally or for any particular meeting or action and may include the exercise of discretionary power;

     (d) when reasonably required, to engage or employ any Persons as agents, representatives, employees or independent contractors (including, without limitation, investment advisers, registrars, underwriters, accountants, lawyers, appraisers, brokers or otherwise) in one or more capacities;

     (e) to collect, sue for and receive all sums of money coming due to the Trust, and to engage in, intervene in, prosecute, join, defend, compromise, abandon or adjust, by arbitration or otherwise, any actions, suits, proceedings, disputes, claims, demands or other litigation relating to the Trust, the assets of the Trust or the Trust's affairs, to enter into agreements therefor, whether or not any suit is commenced or claim accrued or asserted and, in advance of any controversy, to enter into agreements regarding the arbitration, adjudication or settlement thereof;

     (f) to arrange for insurance contracts and policies insuring the assets of the Trust against any and all risks and insuring the Trust and/or any or all of the Trustee or the Unitholders against any and all claims and liabilities of any nature asserted by any Person arising by reason of any action alleged to have been taken or omitted by the Trust or by the Trustee or Unitholders;

     (g) to cause legal title to any of the assets of the Trust to be held by and/or in the name of the Trustee or, except as prohibited by law, by and/or in the name of the Trust;

     (h) to accept, hold, renew or extend or participate in the acceptance, holding, renewal or extension of any security upon such terms as may be deemed advisable, and to agree to a reduction in the rate of interest on any security or to any other modification or change in the terms of any security or of any guarantee pertaining thereto, in any manner and to any extent that it may deem advisable; to waive any default in the performance of any covenant or condition of any security or in the performance of any guarantee, or to enforce the rights in respect of any such default in such manner and to such extent as it may deem advisable; to exercise and enforce any and all rights of foreclosure, to bid on property on sale or foreclosure, to take a conveyance in lieu of foreclosure with or without paying a consideration therefor and in connection therewith to relieve the obligation on the covenants secured by such security and to exercise and enforce in any action, suit or proceeding at law or in equity any rights or remedies with respect to any such security or guarantee;

     (i) to make, execute, acknowledge and deliver any and all deeds, contracts, waivers, releases or other documents of transfer, any and all other instruments in writing necessary or proper for the accomplishment of any of the powers herein granted, and any and all other documents, deeds, agreements, or instruments required in connection with any Offering or the acquisition of the Royalty or pursuant to the terms of any Offering Document, Material Contract or this Indenture, provided that the Trustee shall not be responsible for or otherwise liable with respect to the validity or sufficiency of any Material Contract or any such document, deed, agreement or instrument;

     (j)  to pay out of the Trust Fund the Trust Expenses;

     (k) except as prohibited by law, to delegate any or all of the management and administrative powers and duties of the Trustee to the Corporation, the Manager or any one or more managers, agents, representatives, officers, employees, independent contractors or other Persons without liability to the Trustee except as provided in this Indenture;

     (l) to form any subsidiary or other entity owned or owned in part, directly or indirectly by the Trust for the purpose of making any Subsequent Investment including the formation of a wholly-owned corporation to acquire all of the shares of APF Energy Management Inc. on January 3, 2003 and entering into or amending any unanimous shareholders agreement or other agreement in connection with such subsidiary or other entity on such terms as may be approved by the board of directors of the Corporation;

     (m)  without limiting any of the provisions hereof, to pay out of the Trust
          Fund:

          (i)   Underwriters' Fees;

          (ii) the purchase price of the Royalty, Permitted Investments and Subsequent Investments;

          (iii) the Deferred Purchase Obligation;

          (iv)  Issue Expenses; and

          (v)   Trust Expenses;

          all as contemplated by the Offering Documents, this Indenture or the Material Contracts;


     (n) without limit as to amount, to issue any type of debt securities or convertible debt securities and to borrow money or incur any other form of indebtedness for the purpose of carrying out the purposes of the Trust or for other expenses incurred in connection with the Trust and for such purposes may draw, make, execute and issue promissory notes and other negotiable and non-negotiable instruments or securities and evidences of indebtedness, secure the payment of sums so awarded or indebtedness incurred, mortgage, pledge, assign or grant a security interest in the Trust Fund or any money owing to the Trust or engage in any other means of financing the Trust or to give guarantees on behalf of the Trust or any other person, including any subsidiary of the Trust; and

      (o) to do all such other acts and things as are incidental to the foregoing, and to exercise all powers which are necessary or useful to promote any of the purposes for which the Trust is formed and to carry out the provisions of this Indenture.

7.3  BANKING

     The Trust's banking, or any part thereof, shall be transacted with such bank, trust company or other firm or corporation carrying on a banking business (including the Trustee or an Affiliate of the Trustee) as the Trustee may designate, appoint or authorize from time to time, and all such banking business, or any part thereof, shall be transacted on the Trust's behalf by such one or more officers of the Trustee or other Persons (who may be officers or employees of the Manager) as the Trustee may designate, appoint or authorize from time to time.

7.4  STANDARD OF CARE

     Except as otherwise provided herein, the Trustee shall comply with any agreements contemplated hereby which may be binding on the Trustee or the Trust and shall exercise its powers and carry out its functions hereunder as trustee honestly, in good faith and in the best interests of the Trust and the Unitholders and, in connection therewith, shall exercise that degree of care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances. Unless otherwise required by law, the Trustee shall not be required to give bond, surety or security in any jurisdiction for the performance of any duties or obligations hereunder. The Trustee, in its capacity as trustee, shall not be required to devote its entire time to the affairs of the Trust.

7.5  FEES AND EXPENSES

     The Trustee shall be paid by the Corporation such fees as may be agreed upon in writing from time to time by the Corporation and the Trustee, and if any such fees are not paid by the Corporation within 30 days of the date of any invoice in respect thereof, the Trustee shall be entitled to have such fees paid out of the Trust Fund. As part of Trust Expenses, the Trustee may pay or cause to be paid reasonable fees, costs and expenses incurred in connection with the administration and management of the Trust, including fees of auditors, lawyers, appraisers and other agents, consultants and professional advisers employed by or on behalf of the Trust and the cost of reporting or giving notices to Unitholders. All costs, charges and expenses (including any amounts payable to the Trustee under Sections 7.7 and 7.8) properly incurred by the Trustee on behalf of the Trust shall be payable by the Corporation, and if any such costs, charges and expenses are not paid by the Corporation within 30 days of the date of any invoice in respect thereof, the Trustee shall be entitled to have such costs, charges and expenses paid out of the Trust Fund. The Trustee shall have a lien on the Trust Fund (which shall have priority over the interests of the Unitholders pursuant hereto) to enforce payment of the fees, costs, expenses and other amounts payable or reimbursable by the Corporation to the Trustee.

7.6  LIMITATIONS ON LIABILITY OF TRUSTEE

     Notwithstanding anything to the contrary contained in this Indenture and in addition to any other provision in this Indenture for the relief of the Trustee:

     (a) the Trustee, its directors, officers, employees, shareholders and agents shall not be liable to any Unitholder or any other Person, in tort, contract or otherwise, in connection with any matter pertaining to the Trust or the Trust Fund, the exercise by the Trustee or any of its directors, officers, employees, shareholders or agents of, or any failure by the Trustee or any of its directors, officers, employees, shareholders or agents to exercise, any power, authority or discretion conferred under this Indenture including, without limitation, any error in judgment, any action taken or suffered or omitted to be taken in good faith in reliance on any document that is, prime facie, properly executed or taken or not taken pursuant to any Ordinary Resolution or Special Resolution, any dealing with any asset that resulted in the depreciation of, or loss to, the Trust Fund, any inaccuracy in any evaluation provided by the Manager or any other appropriately qualified Person, any reliance on any such evaluation, any reliance in good faith on any communication from the Corporation or the Manager as to any matter, fact or opinion, any action or failure to act of the Manager, the Corporation or any agent, representative, officer or employee of the Corporation or the Manager or any other Person to whom the Trustee has, as permitted hereby or with the consent of the Corporation, delegated any of its duties hereunder, or any other action or failure to act (including failure to compel in any way any former trustee to redress any breach of trust or any failure by the Manager or the Corporation to perform its duties under or delegated to it under this Indenture or any Material Contract); provided that the foregoing provisions of this Section 7.6(a) shall not relieve the Trustee or a director, officer, employee, shareholder or agent of the Trustee, as the case may be, from liability for its or his own gross negligence, wilful default or fraud;

     (b) if the Trustee has retained a valuator, auditor, engineer or other expert or adviser or Counsel with respect to any matter connected with the exercise of its powers, authorities or discretions or the carrying out of its duties under this Indenture or any Material Contract, the Trustee may act or refuse to act based on the advice of such expert, adviser or Counsel and the Trustee shall not be liable for, and shall be fully protected from, any loss or liability occasioned by any action or refusal to act based on the advice of any such expert, advisor or Counsel;

     (c) in the exercise of the powers, authorities or discretions conferred upon the Trustee under this Indenture, the Trustee is and shall be conclusively deemed to be acting as trustee of the assets of the Trust and shall not be subject to any personal liability for any debts, liabilities, obligations, claims, demands, judgments, costs, charges or expenses against or with respect to the Trust or the Trust Fund;

     (d) save for the obligation of the Trustee to authorize, execute and deliver this Indenture and the Material Contracts, the Trustee shall not be liable with respect to the validity or sufficiency of this Indenture or of the Units or Special Voting Units, any of the Material Contracts or any agreement or arrangement referred to in Section 7.2(l) or for or by reason of the statements of facts or recitals in this Indenture, the Certificates or any of the Material Contracts or be required to verify the same (but all such statements and recitals shall be deemed to have been made by the Corporation only) and it shall not be the duty of the Trustee and nothing herein contained shall cast any such duty on the Trustee;

     (e) the Trustee shall not be bound to interfere with or inquire into the conduct of the business of the Manager or the Corporation in any way;

     (f) the Trustee shall be at liberty to accept and rely on a direction, certificate or other instruction or communication from the Corporation or the Manager for any matter, fact or opinion and the Trustee shall not be bound to call for further evidence or be responsible for any loss that may be occasioned by failing to do so;

     (g) the Trustee shall not be required to take notice of or be deemed to have actual or constructive notice or knowledge of any matter under this Indenture, any Material Contract or any other contract entered into by the Trust from time to time with any other Person, including a breach thereunder by the Corporation, the Manager or such other Person, unless the Trustee shall have received from the Corporation, the Manager, a Unitholder or such other Person a written notice given in accordance with Section 18.8 stating the matter in respect of which the Trustee is alleged to have notice or actual knowledge and identifying in such notice that it is given in respect of the Trust or this Indenture;

     (h) the Trustee may rely on a resolution of the board of directors of the Corporation, certified by an officer of the Corporation, as to the exercise by the Corporation of its power, authority and responsibility to make a decision in relation to the Trust pursuant to Section 8.2;

     (i) the Trustee shall not be liable except for the performance of such duties as are specifically set out in this Indenture to be performed by it and no covenants or obligations shall be implied or otherwise deemed to exist except as are expressly set out in this Indenture; and

     (j) no immunity conferred upon the Trustee by the provisions of this Indenture shall be lost or impaired by reason only of the Trustee having intervened in any situation where not obligated to do so under the terms of this Indenture.

7.7  INDEMNIFICATION OF TRUSTEE

     The Trust (to the extent of the Trust Fund) is liable to, and shall indemnify and save harmless the Trustee, each of its directors, officers, employees, shareholders and agents and each of their respective heirs, executors, successors and assigns (collectively the "indemnified parties" and individually an "indemnified party") in respect of:

     (a) all liabilities, losses, costs, charges, damages and expenses sustained, suffered or incurred in respect of any claim, action, suit or proceeding that is proposed or commenced against the indemnified parties, or any of them, for or in respect of acting as or on behalf of the Trust or the Trustee, any act, omission or error in respect of the Trust or the carrying out of any of the Trustee's duties and responsibilities under this Indenture or the exercise of any power, authority or discretion pertaining thereto; and

     (b) all other liabilities, losses, costs, charges, taxes, damages, expenses, penalties and interest in respect of unpaid taxes and all other expenses and liabilities sustained or incurred by the indemnified parties, or any of them, in respect of the administration or termination of the Trust;

except to the extent, if any, that such liabilities, losses, costs, charges, taxes, damages, expenses, penalties or interest sustained, suffered or incurred by an indemnified party arise out of such indemnified party's own gross negligence, wilful default or fraud, in which case the provisions of this
Section 7.7 shall not apply to that extent.

7.8  ENVIRONMENTAL INDEMNITY

     The Trust (to the extent of the Trust Fund) is liable to, and shall indemnify and save harmless, the Trustee, each of its directors, officers, employees, shareholders and agents and each of their respective heirs, executors, successors and assigns (collectively, the "Indemnified Parties" and individually an "Indemnified Party") against all liabilities, asserted liabilities, losses, costs, charges, damages, expenses, and penalties (including those arising from principles of strict liability and costs and expenses of abatement and remediation of spills or releases of contaminants and liabilities of the Indemnified Parties, or any of them, to third parties (including governmental agencies) in respect of bodily injuries, property damage, damage to or impairment of the environment or any other injury or damage and including liabilities of the Indemnified Parties, or any of them, to third parties for the third parties' foreseeable and unforeseeable consequential damages) sustained, suffered or incurred in connection with or as a result of:

     (a)  the administration of the Trust created hereby; or

     (b) acting as or on behalf of the Trust or the Trustee, any act, omission or error in respect of the Trust or the carrying out of any of the Trustee's duties and responsibilities under this Indenture or the exercise of any power, authority or discretion pertaining thereto;

and which result from or relate, directly or indirectly, to

     (c) the presence or release or threatened presence or release of any contaminants, by any means or for any reason, on or in respect of the Properties or the lands associated therewith, whether or not such presence or release or threatened presence or release of the contaminants was under the control, care or management of the Trust or the Manager, or of a previous owner or operator of a Property or any other Person;

     (d) any contaminant present on or released from any property adjacent to or in the proximate area of the Properties or the lands associated therewith;

     (e) the breach or alleged breach of any federal, provincial or municipal environmental law, regulation, by-law, order, rule or permit by the Trust , the Corporation or the Manager or an owner or operator of a Property or any other Person; or

     (f) any misrepresentation or omission of a known fact or condition made by the Manager or the Corporation or any other Person relating to any Property;

except to the extent, if any, that such liabilities, asserted liabilities, losses, costs, charges, damages, expenses, and penalties sustained, suffered or incurred by an Indemnified Party arise out of such Indemnified Party's own gross negligence, wilful default or fraud, in which case the provisions of this
Section 7.8 shall not apply to that extent.

     For purposes of this Section 7.8, "liability" shall include: (i) liability of an Indemnified Party for costs and expenses of abatement and remediation of spills and releases of contaminants; (ii) liability of an Indemnified Party to a third party to reimburse the third party for bodily injuries, property damage or other injuries or damages which the third party suffers, including (to the extent, if any, that the Indemnified Party is liable therefor) foreseeable and unforeseeable consequential damages suffered by the third party; and (iii) liability of the Indemnified Party for damage to or impairment of the environment.

7.9  APPARENT AUTHORITY

     No Person dealing with the Trustee or with any officer, employee or agent of the Trustee shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustee or by such officer, employee or agent or to make any inquiry concerning, or be liable for, the application of money or property paid, lent or delivered to or on the order of the Trustee or of such officer, employee or agent. Any Person dealing with the Trustee in respect of any matter pertaining to the Trust Fund and any right, title or interest therein shall be entitled to rely on a certificate, statutory declaration or resolution executed or certified on behalf of the Trustee as to the capacity, power and authority of any officer, employee, agent or any other Person to act for and on behalf and in the name of the Trust.

7.10 NOTICE TO UNITHOLDERS OF NON-ELIGIBILITY FOR DEFERRED INCOME PLANS

     If the Trustee becomes aware that the Units have ceased to be eligible investments for Registered Plans (all within the meaning of the Income Tax Act) or any of such plans, the Trustee shall give notice to Unitholders at their latest address as shown on the register of Unitholders that Units have ceased to be eligible investments for such plans. The Trustee shall not be liable to the Trust or to any Unitholder for any costs, expenses, charges, penalties or taxes imposed upon a Unitholder as a result of or by virtue of a Unit not being an eligible investment for any such plan, notwithstanding any failure or omission of the Trustee to have given such notice, provided the Trustee has complied with
Section 7.4.

7.11 DECLARATION AS TO BENEFICIAL OWNER

     The Trustee may require any Unitholder as shown on the register of Unitholders to provide a declaration, in form prescribed by the Trustee, as to the beneficial ownership of Units registered in such Unitholder's name and as to the jurisdiction in which such beneficial owner is resident.

7.12 CONDITIONS PRECEDENT TO TRUSTEE'S OBLIGATION TO ACT

     Notwithstanding anything to the contrary contained in this Indenture, the obligation of the Trustee:

     (a) to call any meeting pursuant to Article 10 or to commence to wind up the affairs of the Trust pursuant to Article 12;

     (b) to commence or continue any other act, action or proceeding, or exercise any of its rights or powers, authorities or discretions, for the purpose of carrying out its duties under this Indenture or enforcing the rights of the Trust, the Trustee and of the Unitholders hereunder or under the Material Contracts or any of them or otherwise;

shall be conditional upon the Trustee being furnished with sufficient funds to commence or continue such act, action or proceeding and indemnity (to the extent sufficient funds for such purpose are not available in the Trust Fund) reasonably satisfactory to the Trustee to protect and hold harmless the Trustee against the costs, charges, expenses and liabilities to be incurred thereby and any loss or damage it may suffer by reason thereof. None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights, powers, authorities or discretions unless it is indemnified as aforesaid.

7.13 SURVIVAL OF INDEMNITIES

     The indemnities provided in Sections 7.7 and 7.8 and pursuant to Section
7.12 shall survive the termination of this Indenture under Article 12 and the removal or resignation of the Trustee under Article 6.

7.14 TRUSTEE MAY HAVE OTHER INTERESTS

     Subject to applicable securities laws, and without affecting or limiting the duties and responsibilities or the limitations and indemnities provided in or pursuant to this Indenture, the Trustee is hereby expressly permitted to:

     (a) be an Associate or an Affiliate of a Person from or to whom assets of the Trust have been or are to be purchased or sold;

     (b) be, or be an Associate or an Affiliate of, a Person with whom the Trust or the Corporation contracts or deals or which supplies services to the Trust or the Corporation;

     (c) acquire, hold and dispose of, either for its own account or the accounts of its customers, any assets not constituting part of the Trust Fund, even if such assets are of a character which could be held by the Trust, and exercise all rights of an owner of such assets as if it were not a trustee;

     (d) carry on its business as a trust company in the usual course while it is the Trustee, including the rendering of trustee or other services to other trusts and other Persons for gain; and

     (e) derive direct or indirect benefit, profit or advantage from time to time as a result of dealing with the Trust or the relationships, matters, contracts, transactions, affiliations or other interests stated in this Section 7.14 without being liable to the Trust or any Unitholder for any such direct or indirect benefit, profit or advantage.

     Subject to applicable laws, none of the relationships, matters, contracts, transactions, affiliations or other interests permitted above shall be, or shall be deemed to be or to create, a material conflict of interest with the Trustee's duties hereunder.

7.15 DOCUMENTS HELD BY TRUSTEE

     Any securities, documents of title or other instruments that may at any time be held by the Trustee subject to the trusts hereof may be placed in the deposit vaults of the Trustee or of any chartered bank in Canada, including an Affiliate of the Trustee, or deposited for safekeeping with any such bank.


                                    ARTICLE 8
                             MANAGEMENT OF THE TRUST


8.1  THE MANAGER

     Except as otherwise provided herein or as expressly prohibited by law, the Trustee may grant or delegate to a manager such power and authority as the Trustee may in its sole discretion deem necessary or desirable to effect the actual administration of the duties of the Trustee under this Indenture, without regard to whether such power or authority is normally granted or delegated by trustees. The Trustee may grant broad discretion to the manager to administer and manage the day-to-day operations of the Trust, to act as agent for the Trust, to execute documents on behalf of the Trust and to make decisions which conform to general policies and general principles set forth herein or established by the Trustee. The manager shall have the powers and duties expressly provided for herein and as provided in the Trust Management Agreement, including the power to further delegate administration of the Trust, provided that no further delegation shall be effective until the manager shall have notified the Trustee of the name of the Person or Persons to whom such further delegation is made and the terms and conditions thereof. The Trustee may enter into a contract with the manager relating to the manager's power, authority, term of appointment, compensation and any other matters deemed desirable by the Trustee.

8.2  DELEGATION TO THE CORPORATION

     (a) The Trustee hereby delegates to the Corporation responsibility for any and all matters relating to (a) the redemption of Units; (b) the negotiation of management agreements respecting Subsequent Investments; and (c) any Offering including: (i) the filing of documents or obtaining of permission from any governmental or regulatory authority or the taking of any other step under federal or provincial law to enable securities which a Unitholder is entitled to receive to be properly and legally delivered and thereafter traded; (ii) ensuring compliance with all applicable laws; (iii) all matters relating to the content of any Offering Documents, the accuracy of the disclosure contained therein, and the certification thereof; (iv) all matters concerning the terms of the Material Contracts; (v) all matters concerning any Underwriting Agreement providing for the sale of Units or rights to Units. The Corporation accepts such delegation and agrees that, in respect of such matters, it shall carry out its functions honestly, in good faith and in the best interests of the Trust and the Unitholders and, in connection therewith, shall exercise that degree of care, diligence and skill that a reasonably prudent Person would exercise in comparable circumstances. The Corporation may, and if directed by the Corporation in writing the Trustee shall, execute any agreements on behalf of the Trust as the Corporation shall have authorized within the scope of any authority delegated to it hereunder.

     (b) Except as expressly prohibited by law, and without regard to whether such authority is normally granted or delegated by trustees, the Trustee delegates to the Corporation the authority to exercise all rights, powers and privileges in relation to all matters set out in Section 7.1(b) and Section 7.2(n).

8.3  POWER OF ATTORNEY

     Without limiting any of the other provisions of this Article 8, the Trustee hereby delegates to the Corporation from time to time the full power and authority, and constitutes the Corporation its true and lawful attorney in fact, to sign on behalf of the Trust all prospectuses, annual information forms, management proxy circulars, other Offering Documents and any other documents ancillary or similar thereto required to be signed by the Trust from time to time.

8.4  LIABILITY OF TRUSTEE

     The Trustee shall have no liability or responsibility for any matters delegated to the Corporation or the Manager hereunder or under any of the Material Contracts, and the Trustee, in relying upon the Corporation or the Manager and in entering into the Material Contracts, shall be deemed to have complied with its obligations under Section 7.4 and shall be entitled to the benefit of the indemnity provided in Sections 7.7 and 7.8.

8.5  PERFORMANCE OF OBLIGATIONS

     In the event that the Manager is unable or unwilling to perform its obligations under the Trust Management Agreement, or there is no manager, the Trustee shall either perform all obligations of the Manager thereunder or shall be entitled to engage another Person that is duly qualified to perform such obligations.


                                    ARTICLE 9
                                    AMENDMENT


9.1  AMENDMENT

     The provisions of this Indenture and the Material Contracts may be amended by the Trustee at any time or times, without the consent, approval or ratification of any of the Unitholders or Special Unitholders, for the purpose of:

     (a) ensuring that the Trust will comply with any applicable laws or requirements of any governmental agency or authority of Canada or of any province;

     (b) ensuring that the Trust will satisfy the provisions of each of sections 108(2)(b) and 132(6) of the Income Tax Act, as from time to time amended or replaced;

     (c) ensuring that such additional protection is provided for the interests of Unitholders and Special Unitholders as the Trustee may consider expedient;

     (d) removing or curing any conflicts or inconsistencies between the provisions of this Indenture or the APF Royalty Agreement, the Partnership Royalty Agreement and any other agreement of the Trust, any Offering Document with respect to the Trust, or any applicable law or regulation of any jurisdiction, provided that in the opinion of the Trustee the rights of the Trustee and of the Unitholders and Special Unitholders are not materially prejudiced thereby; and

     (e) curing, correcting or rectifying any ambiguities, defective or inconsistent provisions, errors, mistakes or omissions, provided that in the opinion of the Trustee the rights of the Trustee and of the Unitholders and Special Unitholders are not materially prejudiced thereby.

     Notwithstanding the foregoing, no amendment shall reduce the percentage of votes required to be cast at a meeting of the Unitholders for the purpose of amending this Section 9.1 without the consent of the holders of all of the Units then Outstanding.

9.2  NOTIFICATION OF AMENDMENT

     As soon as shall be practicable after the making of any amendment pursuant to this Article 9, the Trustee shall furnish written notification of the substance of such amendment to each Unitholder.


                                   ARTICLE 10
                             MEETINGS OF UNITHOLDERS


10.1 MEETINGS OF UNITHOLDERS

     Annual meetings of the Unitholders shall be called by the Trustee, commencing in 1997, on a day, at a time and at a place to be set by the Trustee. The business transacted at such meetings shall include the transaction of such business as Unitholders may be entitled to vote upon as provided in this Article 10, or as the Trustee may determine. Special meetings of the Unitholders may be called at any time by the Trustee and shall be called by the Trustee upon the written request of Unitholders holding in the aggregate not less than 20% of the Units then Outstanding, such request specifying the purpose or purposes for which such meeting is to be called. Meetings of Unitholders shall be held in the City of Calgary, or at such other place as the Trustee shall designate. The chairman of any annual or special meeting shall be a Person designated by the Trustee for the purpose of such meeting except that, on the motion of any Unitholder, any Person may be elected as chairman by a majority of the votes cast at the meeting instead of such designated Person or in the event that no Person shall be designated by the Trustee.

10.2 NOTICE OF MEETINGS

     Notice of all meetings of Unitholders and Special Unitholders shall be given by unregistered mail postage prepaid addressed to each Unitholder and Special Unitholder at his registered address, mailed at least 21 days and not more than 50 days before the meeting. Such notice shall set out the time when, and the place where, such meeting is to be held and shall specify the nature of the business to be transacted at such meeting in sufficient detail to permit a Unitholder and Special Unitholder to form a reasoned judgment thereon, together with the text of any special resolution proposed, at the time of mailing of the notice, to be passed. Any adjourned meeting may be held as adjourned without further notice except as provided in Section 10.7. The accidental omission to give notice to or the non-receipt of such notice by the Unitholders and Special Unitholders shall not invalidate any resolution passed at any such meeting.

10.3 QUORUM

     At any meeting of Unitholders, subject as hereinafter provided, a quorum shall consist of two Persons either present in person or represented by proxy and representing in the aggregate not less than 10% of the Outstanding Units. For the purposes of determining such quorum, the holders of any Special Voting Units who are present in person or represented by proxy at the meeting shall not be regarded as representing Outstanding Units. If a quorum is not present at the appointed place on the date for which the meeting is called within one-half hour after the time fixed for the holding of such meeting, the meeting, if convened on the requisition of Unitholders, shall be dissolved; but in any other case it shall stand adjourned to such day being not less than 14 days later and to such place and time as may be appointed by the chairman of the meeting. If at such adjourned meeting a quorum as above defined is not present, the Unitholders present either personally or by proxy shall form a quorum, and any business may be brought before or dealt with at such an adjourned meeting which might have been brought before or dealt with at the original meeting in accordance with the notice calling the same.

10.4 VOTING RIGHTS OF UNITHOLDERS

     Only Unitholders and Special Unitholders of record shall be entitled to vote. Each Unit shall entitle the holder or holders of that Unit to one vote at any meeting of Unitholders; each Special Voting Unit shall entitle the holder thereof to such number of votes as may be prescribed in the resolution of the board of directors of the Corporation authorizing the issuance of such Special Voting Unit. At any meeting of Unitholders, any holder of Units or Special Voting Units entitled to vote thereat may vote by proxy and a proxy need not be a Unitholder or Special Unitholder, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Trustee, or with such agent of the Trustee as the Trustee may direct, for verification at least 24 hours prior to the commencement of such meeting. If approved by the Trustee, proxies may be solicited in the name of the Trustee. When any Unit or Special Voting Unit is held jointly by several Persons, any one of them may vote at any meeting in person or by proxy in respect of such Unit or Special Voting Unit, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, the joint owner present or represented whose name appears first in the register maintained pursuant to Section 11.3 shall be entitled to cast such vote.

10.5 ACTIONS REQUIRING ORDINARY RESOLUTIONS

     (a) As the Trust is the sole shareholder of the Corporation, the Trust shall vote its securities of the Corporation and cause the election of the directors of the Corporation in the manner determined by Unitholders and Special Unitholders from time to time entitled to vote at meetings of Unitholders pursuant to Section 10.4.

     (b) The Trustee shall be required to obtain the prior approval of the Unitholders by means of an Ordinary Resolution in order to change the Auditors as provided in Section 15.3.

10.6 ACTIONS REQUIRING SPECIAL RESOLUTIONS

     The following actions by the Trustee shall require prior approval by means of a Special Resolution:

     (a)  amending this Indenture other than for the purposes specified in
          Section 9.1 and Section 13.1 (other than Section 13.1(a));

     (b) amending any of the Material Contracts (other than an Underwriting Agreement or an agreement respecting the acquisition of Subsequent Investments) other than for the purposes specified in Section 9.1;

     (c)  subdividing or consolidating Units; or

     (d) selling or agreeing to sell the property of the Trust as an entirety or substantially as an entirety or assigning, transferring or disposing of the Royalty in whole or in part.

     Except with respect to the matters set out in this Section 10.6 and the matters set forth in Sections 6.3, 6.4, 10.5 and 12.2, no action taken by the Unitholders and no resolution of the Unitholders at any meeting shall in any way bind the Trustee. Any action taken or resolution passed in respect of any matter at a meeting of Unitholders shall be by Special Resolution unless the contrary is otherwise expressly provided under any specific provision of this Indenture.

10.7 MEANING OF "SPECIAL RESOLUTION"

     The expression "Special Resolution" means a resolution proposed to be passed as a special resolution at a meeting of Unitholders (including an adjourned meeting) duly convened for the purpose and held in accordance with the provisions of this Indenture at which two or more holders of at least 10% of the aggregate number of Units then Outstanding are present in person or represented by proxy and passed by the affirmative votes of the holders of not less than 66 2/3% of the Units represented at the meeting and voted on a poll upon such resolution. For the purpose of determining such quorum, the holders of any issued Special Voting Unit who are present in person or represented by proxy at the meeting shall not be regarded as representing Outstanding Units and for the purpose of determining such percentage, the holders of any issued Special Voting Unit who are present in person or represented by proxy a the meeting shall be regarded as representing Outstanding Units equivalent in number to the votes attaching to such Special Voting Units. The expression "Special Resolution" also includes a resolution in writing by the holders of the Units and holders of votes attached to Special Voting Units which, in aggregate, carry not less than 66 2/3% of the votes entitled to be voted on such resolution.

     If, at any such meeting, the holders of 10% of the aggregate number of Units Outstanding are not present in person or represented by proxy within one-half hour after the time fixed for the holding of such meeting, then the meeting, if convened by or on the requisition of Unitholders, shall be dissolved; but in any other case it shall stand adjourned to such date, being not less than 21 nor more than 60 days later, and to such place and time as may be appointed by the chairman. Not less than ten days' prior notice shall be given of the time and place of such adjourned meeting in the manner provided in
Section 10.2. Such notice shall state that at the adjourned meeting the Unitholders present in person or represented by proxy shall form a quorum but it shall not be necessary to set forth the purposes for which the meeting was originally called or any other particulars. At the adjourned meeting, the Unitholders present in person or represented by proxy shall form a quorum and may transact the business for which the meeting was originally convened, and a resolution proposed at such adjourned meeting and passed by the requisite vote as provided in this Section 10.7 shall be a Special Resolution within the meaning of this Indenture, notwithstanding that the holders of less than 10% of the aggregate number of Units then outstanding are present in person or represented by proxy at such adjourned meeting.

      Votes on any Special Resolution shall always be given on a poll and no demand for a poll on any Special Resolution shall be necessary. No Special Resolution changing or amending any provision hereof relating to or affecting:
(i) the Trustee, including the qualification, powers, authorities, appointment, removal or resignation thereof; (ii) the Royalty Agreement; or (iii) the provisions of Articles 9, 10 or 12 shall be effective prior to 60 days from the adoption thereof in accordance with the provisions hereof.

10.8  RECORD DATE FOR VOTING

      For the purpose of determining the Unitholders and Special Unitholders who are entitled to receive notice of and vote or act at any meeting or any adjournment thereof, the Trustee may fix a date not more than 50 days and not less than 21 days prior to the date of any meeting of Unitholders as a record date for the determination of Unitholders and Special Unitholders entitled to receive notice of and vote at such meeting or any adjournment thereof. Any Unitholder who was a Unitholder at the time so fixed shall be entitled to receive notice of and vote at such meeting or any adjournment thereof even though he has since that time disposed of his Units, and no Unitholder becoming such after that time shall be entitled to receive notice of or vote at such meeting or any adjournment thereof. In the event that the Trustee does not fix a record date for any meeting of Unitholders, the record date for such meeting shall be the Business Day immediately preceding the date upon which notice of the meeting is given as provided under Section 10.2.

10.9  BINDING EFFECT OF RESOLUTIONS

      Every Ordinary Resolution and every Special Resolution passed in accordance with the provisions of this Indenture shall be binding upon all the Unitholders and Special Unitholders as the case may be and each Unitholder and Special Unitholder as the case may be shall be bound to give effect accordingly to every such Ordinary Resolution and Special Resolution.

10.10 APPOINTMENT OF INSPECTOR

      The Trustee shall call a meeting of Unitholders upon the written request of Unitholders holding in the aggregate not less than 20% of the Units then outstanding for the purpose of considering the appointment of an inspector to investigate the performance by the Trustee of any of its responsibilities. The inspector shall have such powers not inconsistent herewith as may be conferred upon him at the meeting when he is appointed, but in all events shall not have any powers to act in any capacity as the Trustee hereunder or in place or in stead of the Trustee in any manner hereunder.

10.11 SOLICITATION OF PROXIES

      A Unitholder and Special Unitholder shall have the right to appoint a proxy to attend and act for the Unitholder and Special Unitholder at any meeting of Unitholders. The Trustee shall solicit proxies from Unitholders in connection with all meetings of Unitholders. In connection therewith, the Trustee shall comply, to the extent possible, with all provisions of the Business Corporations Act (Alberta) and the requirements of Canadian securities legislation applicable to the solicitation of proxies.

10.12 NO BREACH

      Notwithstanding any provision of this Indenture, neither the Unitholders nor the Special Unitholders shall have the power to effect any amendment hereto which would require the Trustee to take any action or conduct the affairs of the Trust in a manner which would constitute a breach or default by the Trust or the Trustee under any agreement binding on or obligation of the Trust or the Trustee.


                                   ARTICLE 11
                           CERTIFICATES; REGISTRATION
                              AND TRANSFER OF UNITS


11.1  NATURE OF UNITS

      The nature of a Unit and the relationship of a Unitholder to the Trustee and the relationship of one Unitholder to another is as described in Sections
2.4 and 3.1. The provisions of this Article 11 shall not in any way alter the nature of Units or the relationship of a Unitholder to the Trustee and of one Unitholder to another, but are intended only to facilitate the issuance of Certificates evidencing the ownership of Units and the recording of all such transactions whether by the Trust, securities dealers, stock exchanges, transfer agents, registrars or other Persons.

11.2  CERTIFICATES

      The form of certificate representing Units shall be substantially as set out in the Schedule hereto or such other form as is authorized from time to time by the Trustee. Each Certificate shall bear an identifying serial number and shall be signed by the Corporation and shall be countersigned and registered by the Transfer Agent. Any signature by or on behalf of the Corporation appearing on a Certificate may be printed, lithographed or otherwise mechanically reproduced thereon, and any Certificate so signed shall be as valid as if it had been signed manually. Any Certificate so signed, countersigned and registered shall be valid notwithstanding that one or more of the Persons whose signature is printed, lithographed or mechanically reproduced no longer holds office at the date of issuance of such Certificate. Certificates may be engraved, printed or lithographed, or partly in one form and partly in another, as the Trustee may determine.

11.3  REGISTER OF UNITHOLDERS

      A register shall be maintained at the principal corporate trust office of the Transfer Agent in the City of Calgary, which register shall contain the names and addresses of the Unitholders, the respective numbers of Units held by them, the numbers of the Certificates representing such Units, and a record of all transfers thereof. Branch transfer registers shall be maintained at such other offices of the Transfer Agent as the Trustee may from time to time designate. Except in the case of the register required to be maintained at the City of Calgary, the Trustee shall have the power at any time to close any register of transfers and in that event shall transfer the records thereof to another existing register or to a new register.

      Only Unitholders whose Units are recorded in the register shall be entitled to receive distributions or to exercise or enjoy the rights of Unitholders hereunder. The Trustee shall have the right to treat the Persons registered as Unitholders on the register of the Trust as the owners of such Units for all purposes, including, without limitation, payment of any distribution, giving notice to Unitholders and determining the right to attend and vote at meetings of Unitholders, and the Trustee shall not be bound to recognize any transfer, pledge or other disposition of a Unit or any attempt to transfer, pledge or dispose of a Unit, or any beneficial interest or equitable or other right or claim with respect thereto, whether or not the Trustee shall have actual or other notice thereof, until such Unit shall have been transferred on the register of the Trust as herein provided, subject to Section 10.8 hereof.

      The register and branch transfer registers referred to in this Section
11.3 shall at all reasonable times be open for inspection by the Unitholders, the Manager, the Corporation, and the Trustee.

11.4  TRANSFER OF UNITS

      Subject to the provisions of this Article 11, the Units shall be fully transferable without charge as between Persons, but no transfer of Units shall be effective as against the Trustee or shall be in any way binding upon the Trustee until the transfer has been recorded on the register or one of the branch transfer registers maintained by the Transfer Agent. No transfer of a Unit shall be recognized unless such transfer is of a whole number of Units.

      Subject to the provisions of this Article 11, Units shall be transferable on the register or one of the branch transfer registers only by the Unitholders of record thereof or their executors, administrators or other legal representatives or by their agents duly authorized in writing, and only upon delivery to the Trustee or to the Transfer Agent of the Certificate therefor, properly endorsed or accompanied by a duly executed instrument of transfer and accompanied by all necessary transfer or other taxes imposed by law, together with such evidence of the genuineness of such endorsement, execution and authorization and other matters as may reasonably be required by the Trustee. Upon such delivery the transfer shall be recorded on the register of Unitholders and a new Certificate for the residue thereof (if any) shall be issued to the transferor.

      Any Person becoming entitled to any Units as a consequence of the death, bankruptcy or incompetence of any Unitholder or otherwise by operation of law shall be recorded as the holder of such Units and shall receive a new Certificate therefor only upon production of evidence satisfactory to the Trustee thereof and delivery of the existing Certificate to the Trustee, and until such record is made the Unitholder of record shall continue to be and be deemed to be the holder of such Units for all purposes whether or not the Trustee shall have actual or other notice of such death or other event.

11.5  UNITS HELD JOINTLY OR IN A FIDUCIARY CAPACITY

      The Trustee may treat two or more Persons holding any Units as joint owners of the entire interest therein unless their ownership is expressly otherwise recorded on the register of the Trust, but no entry shall be made in the register or on any Certificate that any Person is in any other manner entitled to any future, limited or contingent interest in any Units; provided, however, that any Person recorded as a Unitholder may, subject to the provisions hereinafter contained, be described in the register or on any Certificate as a fiduciary of any kind and any customary words may be added to the description of the holder to identify the nature of such fiduciary relationship. If any Certificate is registered in more than one name, the distributions in respect thereof may be paid to the order of all such holders failing written instruction from them to the contrary, and such payment shall be a valid discharge to the Trustee and any Transfer Agent. In the case of the death of one of more joint holders, the distributions in respect of any Units may be paid to the survivor or survivors of such holders, and such payment shall be a valid discharge to the Trustee and any Transfer Agent.

11.6  PERFORMANCE OF TRUST

      The Trustee, the Unitholders and any director, officer, employee or agent of the Trustee shall not be bound to be responsible for or otherwise inquire into or ensure the performance of any trust, express, implied or constructive, or of any charge, pledge or equity to which any of the Units or any interest therein are or may be subject, or to ascertain or enquire whether any transfer of any such Units or interests therein by any such Unitholder or by his personal representatives is authorized by such trust, charge, pledge or equity, or to recognize any Person as having any interest therein except for the Person recorded as a Unitholder.

11.7  LOST CERTIFICATES

      In the event that any Certificate is lost, stolen, destroyed or mutilated, the Trustee may authorize the issuance of a new Certificate for the same number of Units in lieu thereof. The Trustee may in its discretion, before the issuance of such new Certificate, require the owner of the lost, stolen, destroyed or mutilated Certificate, or the legal representative of the owner, to make an affidavit or statutory declaration setting forth such facts as to the loss, theft, destruction or mutilation as the Trustee may deem necessary, to surrender any mutilated Certificate, and to supply to the Trustee a "lost certificate bond" or a similar bond in such reasonable sum as the Trustee may direct indemnifying the Trustee and its agent for so doing. The Trustee shall have the power to require from an insurer or insurers a blanket lost security bond or bonds in respect of the replacement of lost, stolen, destroyed or mutilated Certificates. The Trustee shall pay all premiums and other funds of money payable for such purpose out of the Trust Fund with such contribution, if any, by those insured as may be determined by the Trustee in its sole discretion. If such blanket lost security bond is required, the Trustee may authorize and direct (upon such terms and conditions as the Trustee may from time to time impose) any agent to whom the indemnity of such bond extends to take such action to replace any lost, stolen, destroyed or mutilated Certificate without further action or approval by the Trustee.

11.8  DEATH OF A UNITHOLDER

      The death of a Unitholder during the continuance of the Trust shall not terminate the Trust or any of the mutual or respective rights and obligations created by or arising under this Indenture, nor give such Unitholder's personal representative a right to an accounting or to take any action in court or otherwise against other Unitholders, the Trust, the Trustee or the Trust Fund, but shall entitle the personal representatives of the deceased Unitholder to demand and receive, pursuant to the provisions hereof, a new Certificate for Units in place of the Certificate held by the deceased Unitholder, and upon the acceptance thereof such personal representatives shall succeed to all rights of the deceased Unitholder under this Indenture.

11.9  UNCLAIMED INTEREST OR DISTRIBUTION

      In the event that the Trustee shall hold any amount of interest or other distributable amount which is unclaimed or which cannot be paid for any reason, the Trustee shall be under no obligation to invest or reinvest the same, but shall only be obliged to hold the same in a current interest-bearing account pending payment to the Person or Persons entitled thereto. The Trustee shall, as and when required by law, and may at any time prior to such required time, pay all or part of such interest or other distributable amount so held to the Public Trustee (or other appropriate government official or agency) whose receipt shall be a good discharge and release of the Trustee.

11.10 EXCHANGES OF CERTIFICATES

      Certificates representing any number of Units may be exchanged without charge for Certificates representing an equivalent number of Units in the aggregate. Any exchange of Certificates may be made at the offices of the Trustee or at the offices of any Transfer Agent where registers are maintained for the Certificates pursuant to the provisions of this Article 11. Any Certificates tendered for exchange shall be surrendered to the Trustee or appropriate Transfer Agent and shall be cancelled.


                                   ARTICLE 12
                                   TERMINATION


12.1  TERMINATION DATE

      Unless the Trust is terminated or extended earlier, the Trustee shall commence to wind up the affairs of the Trust on December 31, 2095.

12.2  TERMINATION BY RESOLUTION OF UNITHOLDERS

      The Unitholders may vote by Special Resolution to terminate the Trust at any meeting of Unitholders duly called for the purpose, whereupon the Trustee shall commence to wind up the affairs of the Trust, provided that such a vote may be held only if it is requested in writing by the holders of not less than 25% of the Outstanding Units and holders of not less than 50% of the Outstanding Units are present in person or represented by proxy at the meeting or any adjournment thereof at which the vote is taken.

12.3  PROCEDURE UPON TERMINATION

      Forthwith upon being required to commence to wind up the affairs of the Trust, the Trustee shall give notice thereof to the Unitholders, which notice shall designate the time or times at which Unitholders may surrender their Units for cancellation and the date at which the register of the Trust shall be closed.

12.4  POWERS OF THE TRUSTEE UPON TERMINATION

      After the date on which the Trustee is required to commence to wind up the affairs of the Trust, the Trustee shall carry on no activities except for the purpose of winding up the affairs of the Trust as herein provided and, for this purpose, the Trustee shall continue to be vested with and may exercise all or any of the powers conferred upon the Trustee under this Indenture.

12.5  SALE OF INVESTMENTS

      After the date referred to in Section 12.4, the Trustee shall proceed to wind up the affairs of the Trust as soon as may be reasonably practicable, and for such purpose shall, subject to the terms of any agreements binding on or obligations of the Trust and the Trustee, sell and convert into money the Royalty and other assets comprising the Trust Fund in one transaction or in a series of transactions at public or private sale and do all other acts appropriate to liquidate the Trust Fund, and shall in all respects act in accordance with the directions, if any, of the Unitholders. Notwithstanding anything herein contained, in no event shall the Trust be wound up until the Royalty shall have been sold, and under no circumstances shall any Unitholder come into possession of any interest in the Royalty.

12.6  DISTRIBUTION OF PROCEEDS

      After paying, retiring or discharging or making provision for the payment, retirement or discharge of all known liabilities and obligations of the Trust and providing for indemnity against any other outstanding liabilities and obligations, the Trustee shall distribute the remaining part of the proceeds of the sale of the Royalty and other assets together with any cash forming part of the Trust Fund among the Unitholders in accordance with their Pro Rata Shares as at the date the register of Unitholders is closed upon presentation and surrender to the Trustee for cancellation of their Certificates.

12.7  FURTHER NOTICE TO UNITHOLDERS

      If all of the Unitholders shall not have surrendered their Certificates for cancellation within 6 months after the time specified in the notice referred to in Section 12.3, the Certificates that have not been surrendered shall be deemed to be cancelled without prejudice to the rights of the holders of the Units represented by such Certificates to receive their Pro Rata Shares of the amounts referred to in Section 12.6, and the Trustee may either take appropriate steps, or appoint an agent to take appropriate steps, to contact such Unitholders (deducting all expenses thereby incurred from the amounts to which such Unitholders are entitled as aforesaid) or, in the discretion of the Trustee, may pay such amounts into court.

12.8  RESPONSIBILITY OF TRUSTEE AFTER SALE AND CONVERSION

      The Trustee shall be under no obligation to invest the proceeds of any sale of the Royalty or other assets or cash forming part of the Trust Fund after the date referred to in Section 12.4, and after such sale the sole obligation of the Trustee under this Indenture shall be to hold such proceeds in trust for distribution under Section 12.6.

12.9  TERMINATION OF THE TRUST

      The Trust shall terminate when all of the assets of the Trust have been sold, all known and other outstanding debts, liabilities and obligations of the Trust have been paid, retired, discharged or provided for and the amounts referred to in Section 12.6 have been distributed or paid into court as provided in this Article 12.


                                   ARTICLE 13
                             SUPPLEMENTAL INDENTURES


13.1  PROVISION FOR SUPPLEMENTAL INDENTURES

      From time to time the Trustee and the Corporation may, and they shall when so directed in accordance with the provisions hereof, execute and deliver by their proper officers indentures or instruments supplemental hereto, which thereafter shall form part hereof and be binding on the Unitholders, for any one or more or all of the following purposes:

      (a)   giving effect to any Special Resolution;

      (b) making such modifications not inconsistent with this Indenture as may be necessary or desirable with respect to matters or questions arising hereunder, provided that such modifications are not, in the opinion of the Trustee, prejudicial to the interests of the Unitholders; and

      (c) making any modification in the form of Certificate which does not materially affect the substance thereof;

provided that the Trustee may in its sole discretion decline to enter into any such supplemental indenture which in its opinion may not afford adequate protection to the Trustee when the same shall become operative.


                                   ARTICLE 14
                             NOTICES TO UNITHOLDERS


14.1  NOTICES

      Any notice required to be given under this Indenture to the Unitholders or Special Unitholders shall be given by letter or circular sent through ordinary post addressed to each registered holder at his last address appearing on the register; provided that if there is a general discontinuance of postal service due to strike, lockout or otherwise, such notice may be given by publication twice in the National Edition of The Globe and Mail or any other newspaper having national circulation in Canada; provided further that if there is no newspaper having national circulation, then notice shall be given by publishing twice in a newspaper in each city where the register or a branch transfer register is maintained by the Transfer Agent. Any notice so given shall be deemed to have been given on the day on which the letter or circular was posted or, in the case of notice being given by publication, the day of the second publication in the designated newspaper or newspapers. In proving notice was posted, it shall be sufficient to prove that such letter or circular was properly addressed, stamped and posted.

14.2  FAILURE TO GIVE NOTICE

      The failure by the Trustee, by accident or omission or otherwise unintentionally, to give Unitholders or Special Unitholders any notice provided for herein shall not affect the validity or effect of any action referred to in such notice, and the Trustee shall not be liable to any Unitholder or Special Unitholder for any such failure.

14.3  JOINT HOLDERS

      Service of a notice or document on any one of several joint holders of Units or Special Voting Units shall be deemed effective service on the other joint holders.

14.4  SERVICE OF NOTICE

      Any notice or document sent to the address of a Unitholder or Special Unitholder pursuant to this Article 14 shall, notwithstanding the death or bankruptcy of such Unitholder or Special Unitholder, and whether or not the Trustee has notice of such death or bankruptcy, be deemed to have been fully served, and such service shall be deemed sufficient service on all Persons interested in the Units and Special Voting Units concerned.

                                   ARTICLE 15
                                    AUDITORS


15.1  QUALIFICATION OF AUDITORS

      The Auditors shall be an independent recognized firm of chartered accountants which has an office in Calgary, Alberta.

15.2  APPOINTMENT OF AUDITORS

      Price Waterhouse, Chartered Accountants, shall be the initial auditors of the Trust, to hold such office until the first annual meeting of Unitholders at such remuneration as may be approved by the Trustee from time to time. The Auditors will be selected at each annual meeting of Unitholders.

15.3  CHANGE OF AUDITORS

      The Auditors may at any time be removed by the Trustee with the approval of the Unitholders by means of an Ordinary Resolution at a meeting of Unitholders duly called for the purpose, and upon the resignation or the removal of the Auditors, new auditors may be appointed by the Trustee with the approval of the Unitholders by means of an Ordinary Resolution at a meeting duly called for the purpose.

15.4  REPORTS OF AUDITORS

      The Auditors shall audit the accounts of the Trust at least once in each Year, and a report of the Auditors with respect to the annual financial statements of the Trust shall be provided to each Unitholder as set out in
Section 16.3.


                                   ARTICLE 16
                                ACCOUNTS, RECORDS
                            AND FINANCIAL STATEMENTS


16.1  RECORDS

      The Trustee shall keep such books, records and accounts as are necessary and appropriate to document the Trust Fund and each transaction of the Trust. Without limiting the generality of the foregoing, the Trustee will, at its principal office in Calgary, Alberta, keep records of all transactions of the Trust, a list of the Royalty and other assets of the Trust Fund from time to time, and a copy of this Indenture and the Material Contracts with any amendments thereto.

16.2  QUARTERLY REPORTING TO UNITHOLDERS

      The Trustee will mail to each Unitholder, within 60 days after the end of each Quarter, unaudited financial statements of the Trust for the most recent Quarter. The Manager will review any forecast provided in any Offering Document and, if necessary, will provide the Trustee with a quarterly update. The Trustee will mail any such update to Unitholders.

16.3  ANNUAL REPORTING TO UNITHOLDERS

      The Trustee will mail:

      (a) to each Unitholder, within 140 days after the end of each Year, the audited consolidated financial statements of the Trust for the most recent completed Year together with the report of the Auditors thereon; and

      (b) to each Person who received a distribution from the Trust during a Year, within 90 days after the end of such Year, the tax reporting information relating to such Year prescribed by the Income Tax Act.

16.4  INFORMATION AVAILABLE TO UNITHOLDERS

      The following information will be made available to Unitholders on the following terms:

      (a) each Unitholder shall have the right to obtain, on demand and on payment of reasonable reproduction costs, from the head office of the Trust, a copy of this Indenture and any indenture supplemental hereto or any Material Contract, (subject to any confidentiality provisions relating to a Material Contract);

      (b) each Unitholder, upon payment of a reasonable fee and upon sending to the Trustee the affidavit referred to in Section 16.4(d), may upon application require the Trustee to provide, within 10 days from the receipt of the affidavit, a list (the "basic list") made up to a date not more than 10 days before the date of receipt of the affidavit setting out the names of the Unitholders, the number of Units owned by each Unitholder and the address of each Unitholder as shown on the records of the Trustee;

      (c) a person requiring the Trustee to provide a basic list may, if he states in the affidavit referred to in Section 16.4(d) that he requires supplemental lists, require the Trustee, upon payment of a reasonable fee, to provide supplemental lists setting out any changes from the basic list in the names or addresses of the Unitholders and the number of Units owned by each Unitholder for each Business Day following the day to which the basic list is made up;

      (d)   the affidavit referred to in Section 16.4(b) shall state:

            (i)   the name and address of the applicant;

            (ii) the name and address for service of the body corporate if the applicant is a body corporate; and

            (iii) that the basic list and any supplemental lists will not be used except as permitted under Section 16.4(e); and

      (e) a list of Unitholders obtained under this Section 16.4 shall not be used by any Person except in connection with:

            (i)   an effort to influence the voting of Unitholders;

            (ii)  an offer to acquire Units; or

            (iii) any other matter relating to the affairs of the Trust.

16.5  INCOME TAX: OBLIGATIONS OF THE TRUSTEE

      The Trustee shall satisfy, perform and discharge all obligations and responsibilities of the Trustee under the Income Tax Act or any similar provincial legislation, and neither the Trust nor the Trustee shall be accountable or liable to any Unitholder by reason of any act or acts of the Trustee consistent, or which the Trustee believes in good faith to be consistent, with any such obligations or responsibilities.

16.6  INCOME TAX: DESIGNATIONS

      In the return of its income under Part I of the Income Tax Act for each Year, the Trust shall make such designations to Unitholders with respect to any amounts distributed or payable to Unitholders in the Year, including designations with respect to any taxable capital gains realized and distributed to Unitholders by the Trust in the Year and any interest payable to Unitholders in the Year, as shall be permitted under the provisions of the Income Tax Act and as the Trustee in its sole discretion shall deem to be reasonable and equitable. In the first Year, in filing a return of income for the Trust, the Trust shall elect that the Trust be deemed to be a mutual fund trust for the entire Year.

16.7  INCOME TAX: DEDUCTIONS

      The Manager shall determine the tax deductions, allowances and credits to be claimed by the Trust in any Year, and the Trustee shall claim such deductions, allowances and credits for the purposes of computing the income of the Trust and the amount of tax payable by the Trust pursuant to the provisions of the Income Tax Act.

16.8  FISCAL YEAR

      The fiscal year of the Trust shall end on December 31.


                                   ARTICLE 17
                            RETRACTION OF TRUST UNITS


17.1  RIGHT OF RETRACTION

      Each Unitholder shall be entitled to require the Trust to redeem at any time or from time to time at the demand of the Unitholder all or any part of the Trust Units registered in the name of the Unitholder at the prices determined and payable in accordance with the conditions hereinafter provided.

17.2  EXERCISE OF RETRACTION RIGHT

      To exercise a Unitholder's right of retraction under this Article 17, a duly completed and properly executed notice requiring the Trust to redeem Trust Units, in a form approved by the Trustee, and indicating whether the Unitholder's Trust Units are held in a trust governed by a Registered Plan, shall be sent to the Trust at the head office of the Trust, together with the Trust Unit certificate or Trust Unit certificates representing the Trust Units to be redeemed. No form or manner of completion or execution shall be sufficient unless the same is in all respects satisfactory to the Corporation and is accompanied by any further evidence that the Corporation may reasonably require with respect to the identity, capacity or authority of the person giving such notice.

      Upon receipt by the Trust of the notice to redeem Trust Units, the Unitholder shall thereafter cease to have any rights with respect to the Trust Units tendered for redemption (other than to receive the redemption payment therefor) including the right to receive any distributions thereon. Trust Units shall be considered to be tendered for redemption on the date that the Trust has, to the satisfaction of the Corporation, received the notice, Trust Unit certificates and other required documents or evidence as aforesaid.

17.3  CALCULATION OF REDEMPTION PRICE BASED ON MARKET PRICE

      Subject to Section 17.6, upon receipt by the Trust of the notice to redeem Trust Units in accordance with Section 17.2, the holder of the Trust Units tendered for redemption shall be entitled to receive a price per Trust Unit (hereinafter called the "Market Price") equal to the lesser of:

      (a) 95% of the market price of the Trust Units, on the Toronto Stock Exchange or if not trading on The Toronto Stock Exchange at such time the principal market on which the Trust Units are quoted for trading at such time (the "Principal Market"), during the 10 day trading period commencing immediately after the date on which the Trust Units were tendered to the Trust for redemption; and

      (b) 95% of the closing market price on the Principal Market on which the Trust Units are quoted for trading, on the date that the Trust Units were so tendered for redemption.

      For the purposes of subsection 17.3(a), the market price shall be an amount equal to the simple average of the closing price of the Trust Units for each of the trading days on which there was a closing price; provided that if the Principal Market does not provide a closing price but only provides the highest and lowest prices of the Trust Units traded on a particular day, the market price shall be an amount equal to the simple average of the average of the highest and lowest prices for each of the trading days on which there was a trade; and provided further that if there was trading on the Principal Market for fewer than five of the 10 trading days, the market price shall be the simple average of the following prices established for each of the 10 trading days: the average of the last bid and last ask prices for each day on which there was no trading; the closing price of the Trust Units for each day that there was trading if the Principal Market provides a closing price; and the average of the highest and lowest prices of the Trust Units for each day that there was trading, if the Principal Market provides only the highest and lowest prices of Trust Units traded on a particular day.

      For the purposes of subsection 17.3(b), the closing market price shall be: an amount equal to the closing price of the Trust Units if there was a trade on the date; an amount equal to the average of the highest and lowest prices of Trust Units if there was trading and the Principal Market provides only the highest and lowest prices of Trust Units traded on a particular day; and the average of the last bid and last ask prices if there was no trading on the date.

17.4  CASH PAYMENT OF MARKET PRICE

      Subject to Section 17.5, the Market Price, payable in respect of the Trust Units tendered for redemption during any calendar month shall be paid by cheque, drawn on a Canadian chartered bank or a trust company in lawful money of Canada, payable at par to or to the order of the Unitholder who exercised the right of redemption on the last day of the calendar month following the month in which the Trust Units were tendered for redemption. Payments made by the Trust of the Market Price are conclusively deemed to have been made upon the mailing of a cheque in a postage pre-paid envelope addressed to the former Unitholder unless such cheque is dishonoured upon presentment. Upon such payment, the Trust shall be discharged from all liability to the former Unitholder in respect of the Trust Units so redeemed.

17.5  LIMITATION REGARDING CASH PAYMENT OF MARKET PRICE

      Section 17.4 shall not be applicable to Trust Units tendered for redemption by a Unitholder if:

      (a) the total amount payable by the Trust pursuant to Section 17.4 in respect of such Trust Units and all other Trust Units tendered for redemption in the same calendar month exceeds $100,000 or in a six month period exceeds $500,000; provided that the Corporation may, in its sole discretion, waive such limitation in respect of any calendar month or six month period and the Corporation shall waive such limitation in circumstances where Trust Units held in trusts governed by Registered Plans would not otherwise be entitled to receive a cash payment for the Trust Units redeemed;

      (b) at the time such Trust Units are tendered for redemption the outstanding Trust Units are not listed for trading on The Toronto Stock Exchange or traded or quoted on any other market which the board of directors of the Corporation considers, in its sole discretion, provides representative fair market value prices for the Trust Units; or

      (c) the normal trading of Trust Units is suspended or halted on The Toronto Stock Exchange (or, if not listed on such stock exchange, on any market on which the Trust Units are quoted for trading) on the date that the Trust Units are tendered for redemption or for more than five trading days during the ten day trading period commencing immediately after the date on which the Trust Units are tendered for redemption.

      If a Unitholder is not entitled to receive cash upon the retraction of Trust Units as a result of the foregoing limitations, then the Market Price for such Trust Units shall be the Unitholder's share of the proportionate underlying fair market value of the Trust's assets as at the date upon which such Trust Units were tendered for retraction, as determined by the board of directors of the Corporation and shall, subject to any applicable regulatory approvals, be paid and satisfied by way of a distribution in specie of the Trust's assets. No fractional securities owned by the Trust (the "Securities") will be distributed and where a number of Securities to be received by a Unitholder includes a fraction, such number shall be rounded to the next lowest whole number. For this purpose, the Royalty or any other royalty granted to the Trust shall not be included in the definition of "Securities". The Trust shall be entitled to all interest paid or accrued and unpaid and to all dividends paid or declared payable on the Securities on or before the date of the distribution in specie. The holders of Securities will be subject to the provisions of all material agreements that relate to such Securities.

      Upon such distribution of assets, the Trust shall be discharged from all liability to the former Unitholder in respect of the Trust Units so redeemed.


                                   ARTICLE 18
                                  MISCELLANEOUS


18.1  CONTINUED LISTING

      The Trustee hereby delegates to the Corporation responsibility for any and all matters relating to obtaining and maintaining the listing and posting for trading of the Units on The Toronto Stock Exchange and maintaining the Trust's status as a "reporting issuer" not in default of the securities legislation and regulations of each of the provinces of Canada. The Corporation accepts such delegation and agrees that it shall, in respect of such matters, carry out its functions in accordance with the standard of care set forth in Section 8.2.

18.2  SUCCESSORS AND ASSIGNS

      The provisions of this Indenture shall enure to the benefit of, and be binding upon, the parties hereto and their successors and assigns.

18.3  COUNTERPARTS

      This Indenture may be executed in several counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument which shall be sufficiently evidenced by any such original counterparts.

18.4  SEVERABILITY

      If any provision of this Indenture shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect or render invalid or unenforceable such provision in any other jurisdiction or any other provision of this Indenture in any jurisdiction.

18.5  DAY NOT A BUSINESS DAY

      In the event that any day on or before which any amount is to be determined or any action is required to be taken hereunder is not a Business Day, then such amount shall be determined or such action shall be required to be taken at or before the requisite time on the next succeeding day that is a Business Day.

18.6  TIME OF THE ESSENCE

      Time shall be of the essence in this Indenture.

18.7  GOVERNING LAW

      This Indenture and the Certificates shall be governed by and construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein and shall be treated in all respects as Alberta contracts. The parties hereto hereby irrevocably submit to the jurisdiction of the courts of the Province of Alberta.

18.8  NOTICES TO TRUSTEE AND CORPORATION

      Any notice or other communication to the Trustee or to the Corporation under this Indenture shall be in writing and shall be valid and effective if delivered by prepaid courier or if given by registered letter, postage prepaid, or if transmitted by electronic or telecommunications device, addressed as follows:

      if to the Trustee:            Computershare Trust Company of Canada
                                    Suite 710
                                    530 - 8th Avenue SW
                                    Calgary, Alberta  T2P 3S8

                                    Attention: Manager, Corporate Trust
                                    Fax:       267-6598


      if to the Corporation:        APF Energy Inc.
                                    2100, 144 - 4th Avenue S.W.
                                    Calgary, Alberta
                                    T2P 3N4

                                    Attention: Mr. Steven Cloutier, President
                                    Fax:       (403) 294-1010

      Any such notice or other communication shall be deemed to have been given on the Business Day immediately following the date of delivery or transmission or, if mailed, on the fifth Business Day after deposit in the Canadian mail.

      The Corporation or the Trustee may from time to time notify the other in writing of a change of address which thereafter, until changed by like notice, shall be the address of the Corporation or the Trustee for all purposes of this Indenture.

      If, by reason of a strike, lockout or other work stoppage, actual or threatened, involving postal employees, any notice to be given by mail hereunder could reasonably be considered unlikely to reach its destination, such notice shall be valid and effective only if it is delivered at the appropriate address provided in this Section 17.8 by prepaid courier or by telegram, electronic or telecommunications device or other means of prepaid, transmitted and recorded communication.

18.9  REFERENCES TO AGREEMENTS

      Any reference herein to any agreement, contract or obligation shall refer to such agreement, contract or obligation as the same may be amended from time to time.

      IN WITNESS WHEREOF each of the parties has caused this Indenture to be executed by its proper officers duly authorized in its behalf.




                                         APF ENERGY INC.

                                         Per: (Signed) "Steven Cloutier"

                                         Per: (Signed) "Martin Hislop"


                                         COMPUTERSHARE TRUST COMPANY
                                         OF CANADA, AS TRUSTEE OF
                                         APF ENERGY TRUST

                                         Per: (Signed) "Laura Leong"

                                         Per: (Signed) "Lucy Liu"

                                    SCHEDULE


To the annexed trust indenture dated as of October 10, 1996, as amended and restated and made between



                                 APF ENERGY INC.


                                       and


                      COMPUTERSHARE TRUST COMPANY OF CANADA


                  (Form of Certificate in the English Language)


                                   TRUST UNITS


                                APF ENERGY TRUST

                   (a trust created under the laws of Alberta by a Trust Indenture dated as of October 10, 1996, as amended and restated)



No.
   ------------------------------------   --------------------------------------
                                          Trust Units


                                          CUSIP 00185 T 20 2





THIS CERTIFIES THAT:


--------------------------------------------------------------------------------
is the registered holder of the above-indicated number of fully paid Trust Units issued by APF ENERGY TRUST (the "Trust") transferable only on the books of the Trust by the registered holder hereof in person or by attorney duly authorized upon surrender of this certificate properly endorsed.

      The Trust Units represented by this certificate are issued upon the terms and subject to the conditions of an indenture (which indenture together with all instruments supplemental or ancillary thereto is herein referred to as the "Trust Indenture") dated as of October 10, 1996, as amended and restated, and made between APF Energy Inc. (the "Corporation") and Computershare Trust Company of Canada (the "Trustee"), the provisions of which Trust Indenture are binding upon all holders of Trust Units

(the "Unitholders"), and to all of which provisions the holder of this certificate, by acceptance of delivery of this certificate, assents.

      A copy of the Trust Indenture pursuant to which this certificate and the Trust Units represented hereby are issued may be obtained by any Unitholder on demand and on payment of reasonable reproduction costs from the head office of the Trust.

      The Trust Units represented by this certificate may be transferred, upon compliance with the conditions prescribed in the Trust Indenture, on the register kept at the office of the transfer agent in the Cities of Calgary, Toronto and Montreal and at such other place or places, if any, as the Trustee may designate, by the registered holder hereof or his executors or administrators or other legal representatives or his or their attorney duly appointed by an instrument in writing in form and execution satisfactory to the Trustee, and upon compliance with such reasonable requirements as the Trustee may prescribe.

      The Trust Indenture contains provisions for the holding of meetings of Unitholders and provides that resolutions passed at such meetings, and instruments in writing signed by the holders of a specific majority of the Trust Units outstanding, will be binding upon all Unitholders.

      The Trust Indenture contains restrictions on the ownership of Trust Units by non-residents of Canada within the meaning of the Income Tax Act (Canada). If at any time the Trustee becomes aware that the beneficial owners of 49% of the Trust Units then outstanding are or may be non-residents or that such a situation is imminent, the Trustee may make a public announcement thereof and shall not accept a subscription for Trust Units from or issue or register a transfer of Trust Units to any person unless the person provides a declaration that the person is not a non-resident. If notwithstanding the foregoing, the Trustee determines that a majority of the Trust Units are held by non-residents, the Trustee may send a notice to non-resident holders of Trust Units, chosen in inverse order to the order of acquisition or registration or in such other manner as the Trustee may consider equitable and practicable, requiring them to sell their Trust Units or a specified portion thereof within a specified period of not less than 60 days.

      The Trust Indenture provides that no Unitholder shall incur or be subject to any liability in connection with the assets, obligations or affairs of the Trust or with respect to any act performed by the Trustee or by any other person pursuant to the Trust Indenture.

      The Trust Indenture provides that Trust Units shall be issued only when fully paid (including payment by instalments as provided in the Trust Indenture) and that Unitholders shall not thereafter be required to make any further contribution to the Trust with respect to such Trust Units.

      This certificate shall not be valid for any purpose until it shall have been countersigned and registered by the transfer agent of the Trust.

      IN WITNESS WHEREOF the Corporation has caused this certificate to be signed by its duly authorized officer.




DATED
     ------------------------------


Countersigned and Registered:               APF ENERGY INC.


COMPUTERSHARE TRUST COMPANY
OF CANADA, TRANSFER AGENT                   By:
AND REGISTRAR MONTREAL TORONTO CALGARY]        ---------------------------------
                                               Authorized Officer



By:
   --------------------------------------------
   Authorized Officer

                                  TRANSFER FORM


FOR VALUE RECEIVED, the undersigned sells, assigns and transfers unto

Social Insurance Number
                        --------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
(please print or typewrite name and address of assignee)


_______ Trust Units of APF Energy Trust represented by this certificate and hereby irrevocably constitutes and appoints ___________________________ attorney to transfer the said Trust Units on the registers of the Trust for the said purpose, with full power of substitution in the premises.


Dated
     --------------------------------



-------------------------------------        -----------------------------------
The signature of the registered              (SIGNATURE OF TRANSFEROR)
holder of the within certificate
to the foregoing assignment must
be guaranteed by a chartered bank,
by a trust company, or by a member
firm of a recognized stock exchange.